                                                                   EXHIBIT 10.24

                                                        Composite Conformed Copy

================================================================================

                             AMENDED AND RESTATED
                         CREDIT AND GUARANTY AGREEMENT

                           Dated as of July 9, 1997
                 As amended and restated as of August 10, 1998

                                     among

                             ARTISAN PICTURES INC.

                                 as Borrower,

                          THE GUARANTORS NAMED HEREIN

                                      and

                           THE LENDERS NAMED HEREIN

                                     with

               THE CHASE MANHATTAN BANK, as Administrative Agent

                                      and

                  THE CHASE MANHATTAN BANK, as Fronting Bank


================================================================================



                          Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                           New York, New York 10178

                               TABLE ON CONTENTS
                               -----------------

INTRODUCTORY STATEMENT.........................................................................................   1

PARTIES........................................................................................................   1

1.  DEFINITIONS................................................................................................   2

2.  THE LOANS..................................................................................................  34
     SECTION 2.1.  Revolving Credit Loans......................................................................  34
     SECTION 2.2.  Term Loans..................................................................................  35
     SECTION 2.3.  Making of Loans.............................................................................  35
     SECTION 2.4.  Notes.......................................................................................  37
     SECTION 2.5.  Interest on Notes...........................................................................  38
     SECTION 2.6.  Commitment Fees and Other Fees..............................................................  38
     SECTION 2.7.  Optional and Mandatory Termination or Reduction of Revolving Credit  Commitments............  39
     SECTION 2.8.  Default Interest; Alternate Rate of Interest................................................  39
     SECTION 2.9.  Continuation and Conversion of Loans........................................................  40
     SECTION 2.10.  Prepayment of Loans; Reimbursement of Lenders..............................................  41
     SECTION 2.11.  Change in Circumstances....................................................................  43
     SECTION 2.12.  Change in Legality.........................................................................  46
     SECTION 2.13.  Manner of Payments.........................................................................  46
     SECTION 2.14.  United States Withholding..................................................................  46
     SECTION 2.15.  Interest Adjustments.......................................................................  48
     SECTION 2.16.  Letters of Credit..........................................................................  49
     SECTION 2.17.  Provisions Relating to the Borrowing Base..................................................  54

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES...........................................................  55
     SECTION 3.1.  Corporate Existence and Power...............................................................  55
     SECTION 3.2.  Corporate Authority and No Violation........................................................  55
     SECTION 3.3.  Governmental Approval.......................................................................  56
     SECTION 3.4.  Binding Agreements..........................................................................  56
     SECTION 3.5.  Financial Statements........................................................................  56
     SECTION 3.6.  No Material Adverse Change..................................................................  57
     SECTION 3.7.  Ownership of Pledged Securities, Inactive Subsidiaries, etc.................................  57
     SECTION 3.8.  Copyrights, Trademarks and Other Rights.....................................................  58
     SECTION 3.9.  Fictitious Names............................................................................  58
     SECTION 3.10.  Title to Properties........................................................................  59
     SECTION 3.11.  Places of Business.........................................................................  59
     SECTION 3.12.  Litigation.................................................................................  59
     SECTION 3.13.  Federal Reserve Regulations................................................................  59

     SECTION 3.14. Investment Company Act......................................................................  59
     SECTION 3.15. Taxes.......................................................................................  60
     SECTION 3.16. Compliance with ERISA.......................................................................  60
     SECTION 3.17. Agreements..................................................................................  60
     SECTION 3.18. Security Interest; Other Security...........................................................  61
     SECTION 3.19. Disclosure..................................................................................  61
     SECTION 3.20. Distribution Rights.........................................................................  61
     SECTION 3.21. Environmental Liabilities...................................................................  62
     SECTION 3.22. Pledged Securities..........................................................................  62
     SECTION 3.23. Compliance with Laws........................................................................  63
     SECTION 3.24. Projected Financial Information.............................................................  63
     SECTION 3.25. Year 2000 Compliance........................................................................  63

4.  CONDITIONS OF LENDING......................................................................................  63
     SECTION 4.1.  Conditions Precedent to Effectiveness of this Amendment and Restatement.....................  63
     SECTION 4.2.  Conditions Precedent to Each Loan and Letter of Credit......................................  67
     SECTION 4.3.  Conditions Precedent to Loans and/or Letters of Credit under the Special Production Tranche.  68

5.  AFFIRMATIVE COVENANTS......................................................................................  69
     SECTION 5.1.  Financial Statements and Reports............................................................  69
     SECTION 5.2.  Corporate Existence.........................................................................  71
     SECTION 5.3.  Maintenance of Properties...................................................................  72
     SECTION 5.4.  Notice of Material Events...................................................................  72
     SECTION 5.5.  Insurance...................................................................................  73
     SECTION 5.6.  Production..................................................................................  74
     SECTION 5.7.  Music.......................................................................................  74
     SECTION 5.8.  Copyright...................................................................................  74
     SECTION 5.9.  Books and Records...........................................................................  75
     SECTION 5.10. Third Party Audit Rights....................................................................  75
     SECTION 5.11. Observance of Agreements....................................................................  76
     SECTION 5.12. Laboratories; No Removal....................................................................  76
     SECTION 5.13. Taxes and Charges; Indebtedness in Ordinary Course of Business..............................  76
     SECTION 5.14. Liens.......................................................................................  77
     SECTION 5.15. Further Assurances; Security Interests......................................................  77
     SECTION 5.16. Receivables Audit...........................................................................  78
     SECTION 5.17. ERISA Compliance and Reports................................................................  78
     SECTION 5.18. Environmental Laws..........................................................................  78
     SECTION 5.19. Use of Proceeds.............................................................................  79
     SECTION 5.20. Security Agreements with the Guilds.........................................................  79
     SECTION 5.21. Uncompleted Products........................................................................  80
     SECTION 5.22. Negative Cost Statements....................................................................  80

     SECTION 5.23.  Subsidiaries...............................................................................  80

6.  NEGATIVE COVENANTS.........................................................................................  81
     SECTION 6.1.  Limitations on Indebtedness.................................................................  81
     SECTION 6.2.  Limitations on Liens........................................................................  82
     SECTION 6.3.  Limitation on Guarantees....................................................................  84
     SECTION 6.4.  Limitations on Investments..................................................................  84
     SECTION 6.5.  Restricted Payments.........................................................................  85
     SECTION 6.6.  Limitations on Leases.......................................................................  85
     SECTION 6.7.  Consolidation, Merger, Sale or Purchase of Assets, etc......................................  85
     SECTION 6.8.  Receivables.................................................................................  86
     SECTION 6.9.  Sale and Leaseback..........................................................................  86
     SECTION 6.10.  Places of Business; Change of Name.........................................................  86
     SECTION 6.11.  Limitations on Capital Expenditures........................................................  86
     SECTION 6.12.  Transactions with Affiliates.  ............................................................  86
     SECTION 6.13.  Prohibition of Amendments or Waivers.......................................................  87
     SECTION 6.14.  Unrecouped Print and Advertising Expenses..................................................  87
     SECTION 6.15.  Development Costs..........................................................................  87
     SECTION 6.16.  Overhead Expense...........................................................................  87
     SECTION 6.17.  Consolidated Capital Base..................................................................  87
     SECTION 6.18.  EBIT Ratio.................................................................................  87
     SECTION 6.19.  Leverage Ratio.............................................................................  88
     SECTION 6.20.   Liquidity Ratio...........................................................................  88
     SECTION 6.21.  No Change in Business......................................................................  88
     SECTION 6.22.  ERISA Compliance...........................................................................  88
     SECTION 6.23.  Additional Limitations on Production and Acquisition of Product............................  89
     SECTION 6.24.  Subsidiaries...............................................................................  89
     SECTION 6.25.  Bank Accounts..............................................................................  89
     SECTION 6.26.  Hazardous Materials........................................................................  90
     SECTION 6.27.  Use of Proceeds of Loans and Requests for Letters of Credit................................  90
     SECTION 6.28.  Special Production Tranche.................................................................  90
     SECTION 6.29.  Interest Rate Protection Agreements, etc...................................................  90
     SECTION 6.30.  Amortization Method........................................................................  90
     SECTION 6.31.  Special Purpose Distributors...............................................................  90
     SECTION 6.32.  Limitation on Business.....................................................................  91
     SECTION 6.33.  Limitations Regarding Stock................................................................  91
     SECTION 6.34.  Limitation on Modification of Organizational Documents.....................................  91

7.  EVENTS OF DEFAULT..........................................................................................  91

8.  GUARANTY...................................................................................................  94
     SECTION 8.1.  Guaranty....................................................................................  94

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
     SECTION 8.2.  No Impairment of Guaranty, etc..............................................................  95
     SECTION 8.3.  Continuation and Reinstatement, etc.........................................................  95
     SECTION 8.4.  Limitation on Guaranteed Amount etc.........................................................  96

9.  CASH COLLATERAL ACCOUNT....................................................................................  97
     SECTION 9.1.  Cash Collateral Accounts....................................................................  97
     SECTION 9.2.  Investment of Funds.........................................................................  97
     SECTION 9.3.  Grant of Security Interest..................................................................  97
     SECTION 9.4.  Remedies....................................................................................  98

10.  THE ADMINISTRATIVE AGENT AND THE FRONTING BANK............................................................  98
     SECTION 10.1.  Administration by Administrative Agent.....................................................  98
     SECTION 10.2.  Payments................................................................................... 100
     SECTION 10.3.  Sharing of Setoffs and Cash Collateral..................................................... 100
     SECTION 10.4.  Notice to the Lenders...................................................................... 101
     SECTION 10.5.  Liability of Administrative Agent.......................................................... 101
     SECTION 10.6.  Reimbursement and Indemnification.......................................................... 102
     SECTION 10.7.  Rights of Administrative Agent............................................................. 102
     SECTION 10.8.  Independent Investigation by Lenders....................................................... 102
     SECTION 10.9.  Execution by Collateral Agent of Security Documentation on behalf of the Lenders........... 103
     SECTION 10.10.  Agreement of Required Lenders............................................................. 103
     SECTION 10.11.  Notice of Transfer........................................................................ 103
     SECTION 10.12.  Successor Administrative Agent............................................................ 103

11.  MISCELLANEOUS............................................................................................. 104
     SECTION 11.1.  Notices.................................................................................... 104
     SECTION 11.2.  Survival of Agreement, Representations and Warranties, etc................................. 104
     SECTION 11.3.  Successors and Assigns; Syndications; Loan Sales; Participations........................... 104
     SECTION 11.4.  Expenses; Documentary Taxes................................................................ 107
     SECTION 11.5.  Indemnification of the Administrative Agent, the Fronting Bank and the Lenders............. 108
     SECTION 11.6.  CHOICE OF LAW.............................................................................. 109
     SECTION 11.7.  WAIVER OF JURY TRIAL....................................................................... 110
     SECTION 11.8.  No Waiver.................................................................................. 110
     SECTION 11.9.  Extension of Payment Date.................................................................. 110
     SECTION 11.10.  Amendments, etc........................................................................... 110
     SECTION 11.11.  Severability.............................................................................. 111
     SECTION 11.12.  SERVICE OF PROCESS........................................................................ 111
     SECTION 11.13.  Headings.................................................................................. 112
     SECTION 11.14.  Execution in Counterparts................................................................. 112
     SECTION 11.15.  Subordination of Intercompany Advances.................................................... 112
     SECTION 11.16.  Confidentiality........................................................................... 113

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
     SECTION 11.17.  Entire Agreement.......................................................................... 113

Schedules

1            Schedule of Commitments
2.1          Acceptable Obligors/Allowable Amounts
2.2          Home Video Model
2.3          Pay TV Formula
3.7(a)       Credit Parties/Pledged Securities
3.7(b)       Beneficial Interests
3.7(c)       Inactive Subsidiaries
3.8(a)(i)    All Items of Product
3.8(a)(ii)   Items of Product: Copyrights
3.8(b)       Trademarks
3.9          Fictitious Names
3.11         Principal Executive Office/Location of Collateral/Filing Offices
3.12         Litigation
3.15         Taxes
3.17         Existing Indebtedness/Material Agreements
3.22         Outstanding Rights Re Pledged Securities
6.2          Existing Liens
6.3          Guarantees
6.4          Scheduled Investments
6.25         Bank Accounts

Exhibits

A-1          Form of Revolving Note
A-2          Form of Term Note
B-1          Opinion of Ropes & Gray, special counsel to Holdings
B-2          Opinion of Sidley & Austin, special counsel to the Credit Parties
B-3          Opinion of Kenneth D. Schapiro, general counsel to the Credit
             Parties
C            Form of Borrowing Base Certificate
D-1          Form of Pledgeholder Agreement (Uncompleted Product)
D-2          Form of Pledgeholder Agreement (Completed Product)
E-1          Form of Amended and Restated Copyright Security Agreement
E-2          Form of  Copyright Security Agreement Supplement
F            Form of Amended and Restated Trademark Security Agreement
G            Form of Laboratory Access Letter
H            Form of Amended and Restated Contribution Agreement
I            Form of Notice of Assignment and Irrevocable Instructions
J            Form of Borrowing Certificate
K            Form of Assignment and Acceptance
L            Form of Instrument of Assumption and Joinder
M            Form of Amended and Restated Security Agreement

N-1          Form of Amended and Restated Pledge Agreement
N-2          Form of Pledge Agreement Supplement
O            Form of Intercreditor and Collateral Agency Agreement
P            Form of Special Purpose Producer Credit Agreement
Q            Form of Collection Account Letter

                           AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of July 9, 1997, as amended and restated as of August 10, 1998 (as it may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among ARTISAN PICTURES INC., a Delaware corporation (the "Borrower"), ARTISAN ENTERTAINMENT INC., a Delaware corporation (the "Parent"), the other Guarantors named herein, the Lenders referred to herein, THE CHASE MANHATTAN BANK, a New York banking corporation, as Agent (the "Administrative Agent") for the Lenders and THE CHASE MANHATTAN BANK as Fronting Bank (the "Fronting Bank").


                            INTRODUCTORY STATEMENT
                            ----------------------


          All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

          On July 9, 1997 the Borrower, certain of the Guarantors, the Administrative Agent and certain lenders entered into a Credit and Guaranty Agreement providing for a $135,000,000 secured credit facility (the "Existing Credit Agreement").

          The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement in order to, among other things, make available a $175,000,000 four-year secured credit facility consisting of a term loan of $25,263,150 and a revolving credit facility of $149,736,850 which have been or will be used (i) to refinance existing senior and subordinated debt of the Parent and redeem common and preferred stock, options and warrants which were outstanding at the time of the closing under the Existing Credit Agreement; (ii) to finance the development, production, distribution or acquisition of intellectual properties, including feature films, television and video product and/or rights therein or thereto; (iii) to acquire rights to television product for exploitation in other media; and (iv) for other general corporate purposes. At the time of the closing of the Existing Credit Agreement, the Borrower also issued to Canpartners Investments IV, LLC ("Canyon") $15,000,000 initial aggregate principal amount of 13 1/2% senior subordinated secured notes ("Secured Subordinated Notes"), which are guaranteed by the Guarantors hereunder on a subordinated basis.

          To provide assurance for the repayment of (i) the Loans and other Obligations of the Borrower and the Guarantors hereunder and (ii) the Secured Subordinated Notes, the Borrower and the Guarantors will provide, have provided or will cause to be provided to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"), for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and Canyon and subsequent holders of the Secured Subordinated Notes (the "Noteholders"), a security interest in the Collateral pursuant to the Security Agreement and a pledge of the Pledged Securities pursuant to the Pledge Agreement. The Collateral Agent, Canyon and the Administrative Agent (on behalf of the Administrative Agent, the Fronting Bank and the Lenders) have entered into the Collateral Agency Agreement in order to clarify the relative priorities between them.

          In addition, to provide assurance for the repayment of the Loans and other Obligations of the Borrower hereunder, the Borrower and the Guarantors will provide, have provided or will cause to be provided to the Administrative Agent for the benefit of the Administrative Agent, the Fronting Bank and the Lenders, a guaranty of the Obligations pursuant to Article 8 hereof.

          Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrower and participate in the Letters of Credit in amounts in the aggregate at any one time outstanding not in excess of its Commitment hereunder, all as set forth on the Schedule of Commitments.

          Accordingly, the parties hereto hereby agree that, effective on the Closing Date, the Existing Credit Agreement is amended and restated in its entirety to read as follows:


1.   DEFINITIONS

          For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

          "Acceptable Domestic Account Debtor" shall mean any Person listed as
           ----------------------------------
such on Schedule 2.1 hereto (as modified from time to time in accordance with Section 2.17).

          "Acceptable Foreign Account Debtor" shall mean any Person listed as
           ---------------------------------
such on Schedule 2.1 hereto (as modified from time to time in accordance with Section 2.17).

          "Acceptable Major Account Debtor" shall mean any Person listed as such
           -------------------------------
on Schedule 2.1 hereto (as modified from time to time in accordance with Section 2.17).

          "Acceptable L/C" shall mean an irrevocable letter of credit which (i)
           --------------
is in form and on terms acceptable to the Administrative Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City or Los Angeles (or another city acceptable to the Administrative Agent in its sole discretion), (iii) is issued or confirmed by (a) any Lender; (b) any commercial bank (or domestic branch of a foreign bank) that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies or capital and surplus in excess of $250,000,000; or (c) by any other bank which the Administrative Agent may in its sole discretion determine to be of acceptable credit quality and (iv) in the case of an item of Product which has not been Completed and for which a Completion Guarantee is required pursuant to Section 5.21, has an expiration date no earlier than one
(1) month after the "Outside Delivery Date" for an item of Product (as set forth in the Completion Guarantee for such item of Product) to which the letter of credit relates.

          "Acceptable Obligors" shall mean the Acceptable Domestic Account
           -------------------
Debtors, the Acceptable Foreign Account Debtors and the Acceptable Major Account Debtors.

          "Acquisition Co." shall mean Film Acquisition Co., a Delaware
           ---------------
corporation and wholly-owned subsidiary of Holdings.

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its
           --------------------
capacity as Administrative Agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 10.12 of this Credit Agreement.

          "Affiliate" shall mean any Person which, directly or indirectly, is in
           ---------
control of, is controlled by or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

          "Affiliated Group" shall mean a group of Persons, each of which is an
           ----------------
Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

          "Allowable Amount" shall mean, with respect to any Person or
           ----------------
Affiliated Group, such amount as may be specified on Schedule 2.1 hereto as the maximum aggregate exposure.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per
                                 ----------
annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "Base CD Rate"
                                                                ------------
shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary
                                                          ---------------------
CD Rate" shall mean, for any day, the secondary market rate for three-month
-------
certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the

Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a
                                                ------------------
fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted
             ----------------------------
average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Loan" shall mean a Loan based on the Alternate
           ------------------------
Base Rate in accordance with the provisions of Article 2 hereof.

          "Applicable Law" shall mean all provisions of statutes, rules,
           --------------
regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Applicable Margin" shall mean in the case of Alternate Base Rate
           -----------------
Loans, 1.5% per annum, or in the case of Eurodollar Loans, 2.5% per annum.

          "Approved Completion Guarantor" shall mean a financially sound and
           -----------------------------
reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) The Motion Picture Bond Company Inc. (to the extent a completion guarantee is accompanied by a London Guarantee Insurance Company "cut-through" or "loss payee endorsement") but only if the aggregate Production Exposure for all items of Product covered by Completion Guarantees issued by The Motion Picture Bond Company, Inc. which have not yet been completed does not exceed $5,000,000, (ii) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (iii) Cinema Completions International Inc./Continental Casualty Company and (iv) Film Finances, Inc. and its Affiliates (including Film Finances Canada 1984 Limited) that are insured under the same Lloyds of London insurance policies as Film Finances, Inc. (only to the extent the completion guarantee is accompanied by a Lloyd's of London "cut-through"); provided, however, that any such pre-approval
                                  --------  -------
may be revoked by the Administrative Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 15 days prior written notice to the Borrower; but further, provided, that such pre-
                                          -------  --------
approval may not be revoked with regard to an item of Product if a Completion Guarantee or a commitment for the provision thereof has already been issued for such item of Product which, in the case of a commitment, such commitment was issued no more than thirty (30) days before the commencement of principal photography.

          "Assessment Rate" shall mean, for any day, the net annual assessment
           ---------------
rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

          "Assignment and Acceptance" shall mean an agreement in the form of
           -------------------------
Exhibit K hereto, executed by the assignor, assignee and other parties as contemplated thereby.

          "Authorized Officer" shall mean, with respect to any Credit Party,
           ------------------
such Credit Party's Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

          "Bain Capital" shall mean Bain Capital, Inc., a Delaware corporation.
           ------------

          "Bain Related Party" shall mean (i) Bain Capital, (ii) any Affiliate
           ------------------
of Bain Capital and (iii) any trust, corporation, partnership or other entity of whom at least 80% of the Voting Stock or all of the general partnership interests or other controlling interests are held, directly or indirectly, solely by persons referred to in the preceding clauses of this definition.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as
           ---------------
heretofore and hereafter amended, as codified at 11 U.S.C. (S) 101 et seq.
                                                                   -- ---

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States of America.

          "Borrowing" shall mean a group of Loans of a single interest rate type
           ---------
and as to which a single Interest Period is in effect on a single day.

          "Borrowing Base" shall mean, at any date for which the amount thereof
           --------------
is to be determined, an amount equal to the aggregate (without double counting) of the following:

               (i) One Hundred percent (100%) of Eligible Receivables from Acceptable Major Account Debtors; plus
                                                          ----

               (ii)     One Hundred percent (100%) of Eligible L/C Receivables;
                        plus
                        ----

               (iii) Ninety percent (90%) of Eligible Receivables from Acceptable Domestic Account Debtors and Other Domestic Receivables; plus
                                     ----

               (iv) Eighty-five percent (85%) of Eligible Receivables from Acceptable Foreign Account Debtors and Other Foreign Receivables; plus
                                     ----

               (v)      Fifty percent (50%) of the Eligible Library Amount; plus
                                                                            ----

               (vi) One Hundred percent (100%) of any amounts held in the Cash Collateral Account(s) pursuant to Section 2.10(g) hereof; plus
                                ----

               (vii) in the case of an item of Product which is intended for domestic theatrical release, the Home Video Credit plus the Pay Television Credit plus the Free Television Credit; provided, however, that if any such item of Product has not had a general theatrical release in the United States within twelve months of its Completion, the Borrower shall no longer be entitled to include the foregoing credits in respect of such Product in the Borrowing Base; plus
                                        ----

               (viii) in the case of an item of Product intended as a direct to video release, the Direct To Video Credit; provided,
                                                                      --------
                        however, that if such item of Product is not released in
                        -------
                        the domestic home video market within 12 months of its Completion, no such Direct To Video credit shall remain available; plus

               (ix) in the case of an item of Product which is intended for foreign exploitation, the Foreign Rights Credit; provided, however, that if any such item of Product has
                        --------  -------
                        not been released in a foreign territory within twelve months of its completion, the Borrower shall no longer be entitled to include the Foreign Rights Credit in respect of such Product in the Borrowing Base; plus
                                        ----

               (x) the lesser of fifty percent (50%) of the book value of physical videocassette inventory or $6,000,000; provided that in calculation of the amount to be included herein the physical videocassette inventory included shall meet the criteria set forth in clauses (x) and (xi) of the definition of Eligible Receivables; minus
                                                            -----

               (xi) to the extent not otherwise deducted in the definition of Eligible Receivables or in computing the Borrowing Base, all amounts payable to parties other than Credit Parties from or with regard to the amounts otherwise included in the Borrowing Base pursuant to (i), (ii),
                        (iii), and (iv) above (computed on an item by item or an aggregate basis as the Borrower may elect, but never more than the corresponding amounts included in the Borrowing Base), including without limitation remaining related acquisition payments (which, if not paid, could reasonably be expected to expose a Credit Party to the loss of the underlying rights), set offs, profit participations, deferments, commissions and royalties; minus
                        -----

               (xii) to the extent not otherwise deducted in computing the Borrowing Base, the aggregate amount of all accrued but unpaid residuals owed to any trade guild with respect to any item of Product, to the extent that the obligation of any Credit Party to pay such residuals is secured by a security interest in such item of Product or rights therein or proceeds thereof, which security interest is not subordinated to the security interests of the Lenders (but the amount deducted with respect to any such item of Product shall not exceed the amount included in the Borrowing Base attributable to such item of Product);

provided, however, that (i) credit in the Borrowing Base attributable to any
--------  -------
Acceptable Obligor (other than WEA or Fox) or, if such an Acceptable Obligor (other than WEA or Fox) is part of an Affiliated Group, to any such Affiliated Group, may not exceed 15% of the total Borrowing Base and (ii) the Borrowing Base shall not include any component owned, or attributable to rights held, by any Controlled Foreign Corporation or other Person which is not a Credit Party; and provided, further that the amount included in the Borrowing Base at any time
    --------  -------
for Other Domestic Receivables and Other Foreign Receivables shall not exceed $7,500,000 in the aggregate for all such receivables or $250,000 for any obligor.

          "Borrowing Base Certificate" shall have the meaning given such term in
           --------------------------
Section 5.1(e) hereof.

          "Borrowing Certificate" shall mean a borrowing certificate,
           ---------------------
substantially in the form of Exhibit J hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

          "Budgeted Negative Cost" shall mean, with respect to any item of
           ----------------------
Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product, including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any Completion Guarantee fee, and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees, overhead charges or other fees, charges or costs payable to a Credit Party, except to the extent such payments to a Credit Party are reimbursements for production or development costs advanced by a Credit Party to a Person that is not a Credit Party.

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which banks are required or permitted to close in the State of New York, State of California or in Amsterdam, The Netherlands; provided, however,
                                                            --------  -------
that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

          "Canyon" shall have the meaning given such term in the introductory
           ------
statement hereto.

          "Capital Expenditures" shall mean, with respect to any Person for any
           --------------------
period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, in part or in whole, of any other Person (other than the portion of such expenditures allocable in accordance with GAAP to Product or other current assets).

          "Capital Lease" shall mean any lease of any property (whether real,
           -------------
personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Cash Collateral Accounts" shall have the meaning given such term in
           ------------------------
Section 9.1 hereof.

          "Cash Equivalents" shall mean (i) marketable securities issued or
           ----------------
directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition or (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

          "Chain of Title" shall have the meaning given such term in Section
           --------------
5.21 hereof.

          "Change in Control" shall mean either (i) the failure for any reason
           -----------------
of Bain Related Parties to own at least 75% of Holdings' Voting Stock owned by them on the closing under the Existing Credit Agreement, (ii) any Person or group (such term being used as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires ownership or control of voting stock of Holdings having voting power greater than the voting power at the time controlled by the Bain Related Parties, (iii) if at any time, individuals who at the closing under the Existing Credit Agreement constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of the majority of the directors then still in office who were either directors at the closing under the Existing Credit Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office or (iv) the failure at any time of Parent to own 100% of the capital stock of Borrower or of Holdings to own 100% of the capital stock of Parent.

          "Chase Clearing Account" shall mean the account of the Administrative
           ----------------------
Agent (for the benefit of the Lenders) maintained at the office of the Administrative Agent at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, designated as the "Artisan Administrative Agent Bank Clearing Account", Account No. 323-513263.

          "Closing Date" shall mean the earliest date on which all conditions
           ------------
precedent set forth in Section 4.1 have been satisfied or waived.

          "Code" shall mean the Internal Revenue Code of 1986 and the rules and
           ----
regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C.
(S)1 et seq or any successor provision thereto.
     -- ---

          "Collateral" shall mean with respect to each Credit Party, all of such
           ----------
Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, inventory, investment property, instruments, copyrights, trademarks, trade names, insurance proceeds, cash and deposit accounts and any proceeds thereon, products thereof or income therefrom, further including but not limited to all of such Credit Party's right, title and interest in and to each and every type and item of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by such Credit Party):

               (i) all scenarios, screenplays and/or scripts at every stage thereof;

               (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each item of Product and/or which are and/or will be incorporated into each item of Product, all component parts of each item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the item of Product, and all other literary material upon which the item of Product is based or from which it is adapted;

               (iii) all rights in and to all music and musical compositions used and to be used in each item of Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

               (iv) all tangible personal property relating to each item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "Physical Materials");
          ------------------

               (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each item of Product based upon each item of Product, said literary properties or the theme of each item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon each item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, each item of Product, the title or titles of each item of Product, the characters of each item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each item of Product, any remake or sequel thereof and/or said literary properties;

               (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on each item of Product, together with any and all copyrights obtained or to be obtained in connection with each item of Product or any underlying or component elements of each item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

               (vii) all insurance policies and completion bonds connected with each item of Product and all proceeds which may be derived therefrom;

               (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each item of Product, the Physical Materials and motion picture rights in and to said story, other literary material upon which each item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in each item of Product;

               (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product or any part of each item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and/or any of the elements of each item of Product including from collateral, allied, subsidiary and merchandising rights;

               (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each item of Product, and the right to obtain copyrights and renewals of copyrights therein;

               (xi) the name or title of each item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutes, common law, or other rule or principle of law;

               (xii) any and all contract rights and/or chattel paper which may arise in connection with each item of Product;

               (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product;

               (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each item of Product including general intangibles related to or which grow out of the exhibition of each item of Product and the exploitation of any and all other rights in each item of Product set out in this definition;

               (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of each item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

               (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of each item of Product in the event that the Administrative Agent and/or the Collateral Agent exercises any rights it may have to take over and complete production of each item of Product;

               (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

               (xviii) any and all production accounts or other bank accounts established by such Credit Party with respect to such item of Product;

               (xix) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product; and

               (xx) any and all rights of such Credit Party under Distribution Agreements relating to each item of Product;

provided that, Collateral shall not include property which, pursuant to its
-------- ----
terms or under Applicable Law may not be pledged or assigned to the extent such prohibition on pledge or assignment is enforceable.

          "Collateral Agency Agreement" shall mean the Intercreditor and
           ---------------------------
Collateral Agency Agreement executed by the Credit Parties, the Collateral Agent, Canyon and the Administrative Agent (on behalf of the Administrative Agent, the Fronting Bank and the Lenders) substantially in the form of Exhibit O hereto.

          "Collateral Agent" shall have the meaning given such term in the
           ----------------
introductory statement hereto.

          "Collection Account" shall have the meaning given such term in the
           ------------------
Security Agreement.

          "Collection Account Letter" shall mean a collection account letter in
           -------------------------
the form of Exhibit Q hereto or such other collection account letter in form and substance satisfactory to the Administrative Agent, which letter shall be executed with respect to a Collection Account by a Credit Party or a Special Purpose Distributor in order to effectuate the provisions of Section 6 of the Security Agreement.

          "Commitment" shall mean the Term Loan Commitment and the Revolving
           ----------
Credit Commitment of each Lender to make Loans to the Borrower and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name under the column entitled "Total Commitment" in the Schedule of Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

          "Commitment Fee" shall have the meaning given such term in Section 2.6
           --------------
hereof.

          "Commitment Termination Date" shall mean the earlier to occur of (i)
           ---------------------------
July 9, 2002 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section 2.7 or Article 7 hereof.

          "Completed" or "Completion" shall mean with respect to any item of
           ---------      ----------
Product, that (A) either (i) sufficient elements have been delivered by the Borrower to, and accepted by, a Person (other than the Borrower or Affiliates thereof) to permit such Person to exhibit the item of Product in the theatrical or other medium for which the item of Product is intended for initial exploitation in the United States or (ii) the Borrower has certified to the Administrative Agent that an independent laboratory has in its possession a complete final 35 mm or 70 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the theatrical or other medium for which the item of Product is intended for initial exploitation, provided that, if such certification shall not be verified to the Administrative Agent, if requested by the Administrative Agent, by such independent laboratory within 20 Business Days thereafter, such item of Product shall revert to being uncompleted until the Administrative Agent receives such verification, and (B) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (other than the payment of money not yet due) the occurrence of which might result in the Borrower or Credit Party holding such rights losing any of its rights in such item of Product.

          "Completion Guarantee" shall mean a completion guarantee, in the
           --------------------
customary form accepted by the Administrative Agent or otherwise in form and substance satisfactory to the Administrative Agent, issued by an Approved Completion Guarantor which names the Administrative Agent for the benefit of Lenders as a beneficiary thereof to the extent of the Borrower's financial interest in an item of Product.

          "Consolidated" shall mean financial information of the Parent and its
           ------------
Subsidiaries consolidated in accordance with GAAP.

          "Consolidated Capital Base" shall mean the sum of the principal amount
           -------------------------
of Subordinated Debt outstanding plus the amount of total stockholders' equity (including capital stock and retained earnings and deficits) of the Parent and its consolidated subsidiaries, all determined in accordance with GAAP.

          "Consolidated Net Income" shall mean, for any period for which such
           -----------------------
amount is being determined, the net income (or loss) of the Parent and its Consolidated Subsidiaries during such period, for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded
                                           --------
(i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Parent or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person (other than the Parent or any Person which is a Consolidated Subsidiary of the Parent on the Closing Date) accrued prior to the date it becomes a Consolidated Subsidiary of the Parent or is merged into or Consolidated with the Parent or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Parent or any of its Consolidated Subsidiaries and (iii) the income of any Consolidated Subsidiary (other than the Borrower) to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

          "Consolidated Senior Debt" shall mean all Loans under this Credit
           ------------------------
Agreement.

          "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person
           -------------------------
which are required or permitted to be Consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Contribution Agreement" shall mean the Amended and Restated
           ----------------------
Contribution Agreement executed by the Credit Parties substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Controlled Foreign Corporation" shall mean a Subsidiary that is a
           ------------------------------
"controlled foreign corporation" as defined in Section 957(a) of the Code or any successor provision thereto.

          "Controlled Group" shall mean all members of a controlled group of
           ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Copyright Security Agreement" shall mean the Amended and Restated
           ----------------------------
Copyright Security Agreement, substantially in the form of Exhibit E-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

          "Copyright Security Agreement Supplement" shall mean a Supplement to
           ---------------------------------------
the Copyright Security Agreement substantially in the form of Exhibit E-2 hereto.

          "Credit Exposure" shall mean, without duplication, with respect to any
           ---------------
Lender, the sum of such Lender's (i) aggregate outstanding Loans hereunder and under Special Purpose Producer Credit Agreements, (ii) Pro Rata Share of the then current L/C Exposure, and (iii) the amount, if any, by which the sum of such Lender's Revolving Credit Commitment exceeds the sum of its outstanding Revolving Credit Loans plus its Pro Rata Share of the then current L/C Exposure.

          "Credit Party" shall mean the Borrower or any of the Guarantors.
           ------------

          "Currency Agreement" shall mean any foreign exchange contract,
           ------------------
currency swap agreement, futures contract, option contract or other similar agreement designed to protect any Credit Party against fluctuations in currency values.

          "Default" shall mean any event, act or condition which with notice or
           -------
lapse of time, or both, would constitute an Event of Default.

          "Designated Picture" shall mean any project for the production of a
           ------------------
motion picture, film or video tape to be produced for theatrical, non-theatrical or television release, or for a release in any other media, which meets the following criteria: (a) is not yet Completed; (b) for which a Credit Party will be the initial copyright owner or will be acquiring the copyright upon Completion, except to the extent otherwise approved by the Administrative Agent pursuant to Section 4.3(e); (c) is being produced by a Credit Party or a Special Purpose Producer; (d) has a Budgeted Negative Cost which would not result in a violation of the covenants herein if produced by a Credit Party; (e) will be produced under the terms of a Completion Guarantee issued by an Approved Completion Guarantor; (f) over which a Credit Party has meaningful direct or indirect budgetary or artistic control; and (g) has been declared to the Administrative Agent as a "Designated Picture" and has satisfied the conditions precedent for Loans under the Special Production Tranche set forth in Section
4.3 hereof.

          "Direct To Video Credit" shall mean with respect to each item of
           ----------------------
Product that is intended for direct-to-video release, an amount equal to 40% of the Credit Parties' Production Exposure therefor, or such lesser amount as the Borrower determines will be received by it from both the video distribution and television distribution of such item of Product in the United States and Canada; provided however, that no Direct To Video Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio; provided further that such credit shall be reduced dollar-for-dollar by the amount of any advance or other payment paid, or contractually committed to be paid, to any Credit Party with respect to both the video and television distribution of such item of Product; provided further that such credit shall be eliminated with respect to an item of Product upon twenty-four (24) months after Completion.

          "Distribution Agreements" shall mean (i) any and all agreements
           -----------------------
entered into by a Credit Party or a Special Purpose Distributor pursuant to which such Credit Party or such Special Purpose Distributor has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any agreement hereafter entered into by a Credit Party or a Special Purpose Distributor pursuant to which such Credit Party or such Special Purpose Distributor sells, leases, licenses or assigns distribution rights or other exploitation rights to an item of Product to an un-Affiliated Person.

          "Distributor Security Documents" shall mean individually or together,
           ------------------------------
as the context so requires, any and all assignment agreement(s), security agreement(s), pledge agreement(s), film lease agreement(s) or other documentation pursuant to which a Person who is hereafter approved by the Administrative Agent to be a Special Purpose Distributor grants a security interest in, or grants any right(s) relating to, an item of Product to a Credit Party, another Special Purpose Distributor or the Collateral Agent (for the benefit of the Lenders and the Noteholders) and/or pursuant to which any such security interest or other right(s) is assigned to a Credit Party or the Collateral Agent for the benefit of the Lenders and the Noteholders, provided,
                                                                     --------
that any and all such agreement(s) and document(s) are in form and substance reasonably satisfactory to the Administrative Agent.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "EBIT" shall mean, for any period, for the Parent and its Subsidiaries
           ----
on a Consolidated basis, the sum for such period of (i) Consolidated Net Income,
(ii) Total Interest, and (iii) provision for income taxes during such period, all as determined for such period in conformity with GAAP excluding non-cash extraordinary, unusual or non-recurring gains and losses, recognizing that for purposes of this definition and write-downs and amortization of capitalized film costs are not considered to be extraordinary, unusual or non-recurring.

          "EBIT Ratio" shall  have the meaning given such term in Section 6.18
           ----------
hereof.

          "Eligible Assignee" shall mean (i) a commercial bank organized under
           -----------------
the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

          "Eligible L/C Receivable" shall have the same definition as an
           -----------------------
Eligible Receivable except that (i) an Acceptable L/C shall have been delivered to the Administrative Agent for the full amount of the receivable and (ii) such receivable need not be with an Acceptable Obligor.

          "Eligible Library Amount" shall upon closing of this Amended and
           -----------------------
Restated Credit Agreement be equal to $160,000,000 and shall be redetermined on an annual basis by Richard L. Medress or an independent consultant selected by the Administrative Agent in its reasonable discretion exercised in good faith using methodology consistent with the initial valuation without double counting for items of Product that are receiving the Home Video Credit, Pay Television Credit, Free Television Credit, Direct To Video Credit and Foreign Rights Credit in the Borrowing Base; provided, however, that (i) in no event will the Eligible
                       --------  -------
Library Amount be an amount less than the amount thereof as of the previous annual valuation (or the initial valuation, as the case may be) reduced by the aggregate amount of subsequent sales, nor will it ever be more than $160,000,000, and (ii) there will be interim reductions to the Eligible Library Amount to reflect decreases, if any, in the remaining value of unsold library rights resulting from major library deals during such interim period (e.g., any
                                                                      - -
single agreement or series of related agreements pertaining to the licensing, distribution or sale of library product providing for aggregate payments (including reasonably estimated contingent payments) to the Parent or a Subsidiary of Parent in excess of $10,000,000); provided, further, that, after
                                                --------  -------  ----
receipt of each annual valuation (the "Initial Valuation") at the Borrower's request the Administrative Agent and the Borrower shall mutually select another independent consultant to redetermine the Eligible Library Amount using methodology consistent with the initial valuation and (i) to the extent such valuation (the "Second Valuation") is less than 20% greater than the Initial Valuation, the Eligible Library Amount for such annual period shall be the amount set forth on the Initial Valuation, (ii) to the extent the Second Valuation is more than 20% greater than the Initial Valuation, the Eligible Library Amount for such annual period shall be the amount set forth on the Initial Valuation plus 50% of the difference between the Initial Valuation and
                  ----
the Second Valuation; provided that in either case such amount will never be more than $160,000,000.

          "Eligible Receivables" shall mean, at any date at which the amount
           --------------------
thereof is to be determined, an amount equal to the sum of the payment (discounted to present value as of the date of determination, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the interest rate in effect on the Notes on the date of computation) of (a) all net amounts (whether or not appearing on the balance sheet of the Credit Party), which pursuant to a binding agreement are contractually required to be paid to any Credit Party (either directly or through a Special Purpose Distributor) either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrower to be payable and collected from Acceptable Obligors (including, without limitation, amounts which a distributor has reported to a Credit Party in writing will be paid to such Credit Party following receipt by the distributor of sums contractually required to be paid to the distributor from third parties) minus (b) the sum, without double counting and computed on a receivable by receivable basis and never in excess of the amount of the corresponding receivable, of (i) the following items (based on the Borrower's then best estimates): third party profit participations, residuals, appropriate reserves for returns, foreign withholding, remittance and similar taxes chargeable in respect of such accounts receivable of such Credit Party arising in connection with such amounts and (ii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by a Credit Party or adjustment pursuant to approved Distribution Agreements, but Eligible Receivables shall not include amounts:

          (i) in the aggregate due from a single Acceptable Obligor to the extent such amounts are in excess of the Allowable Amount with respect to such Acceptable Obligor;

          (ii) except as otherwise provided in clause (xiv) as to completion only, which in the reasonable discretion of the Administrative Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of the Credit Parties or any other party or obligations contingent upon future events not within a Credit Party's direct control); provided that, otherwise
                                                 -------- ----
                 Eligible Receivables which are attributable to items of Product acquired from a third party shall not be excluded pursuant to this clause (ii) if the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no material condition or event (other than the payment of the remaining purchase price) the occurrence of which would likely result in any Credit Party losing its rights in such item of Product;

          (iii) to the extent such receivables (other than theatrical receivables) are more than 120 days past due;

          (iv) which are theatrical receivables due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that are still outstanding nine months after their creation;

          (v) in excess of $3,000,000 in the aggregate if they are to be paid in a currency other than Dollars unless hedged in a manner satisfactory to the Administrative Agent;

          (vi)   to the extent included in the Borrower's estimated bad debts;

          (vii) any receivable amount (other than theatrical receivables) from any Acceptable Obligor which has 20% or more of the total receivable amount from such Acceptable Obligor 120 or more days past due (other than the amounts that are being disputed or contested in good faith);

          (viii) any portion of any theatrical receivable from any Acceptable Obligor which has 20% or more of the total receivable amount from such Acceptable Obligor nine months after their creation (other than amounts that are being disputed or contested in good faith);

          (ix) which are subject to a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be
                 --------  -------
                 excluded from such receivable;

          (x) which are attributable to an item of Product in which a Credit Party cannot warrant to the licensee or distributor thereof sufficient title to the underlying rights to justify such receivable;

          (xi) which are not subject to a first perfected security interest (subordinated only to guild liens contemplated by clause (xii) of the definition of Borrowing Base in favor of the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders);

          (xii) except as otherwise provided in clause (xiv), which relate to items of Product as to which the Collateral Agent has not received a fully executed Laboratory Access Letter or Pledgeholder Agreement for each laboratory holding Physical Materials sufficient to fully exploit the rights held by the Borrower in such item of Product;

          (xiii) which will be subject to reduction or repayment to the extent not earned by performance (other than performance consisting of delivery), but only to the extent of the maximum potential reduction or repayment;

          (xiv) which are attributable to items of Product which have not been Completed (except that (1) if a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), provided that (A) a certificate, averment or other
                             -------------
                 proof of Completion of such item of Product must be presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables plus the Home Video Credit plus the Pay Television Credit plus the Free Television Credit plus the Direct To Video Credit plus the Foreign Rights Credit for such item of Product does not exceed the amount of such Letter of Credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables except clauses (ii) and (xii); or (2) if a Completion Guarantee has been issued for such item of Product and the Borrower is otherwise in compliance with Section 5.21, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), provided that (A) the portion of the
                                      -------------
                 Borrowing Base attributable to such Eligible Receivables plus the Home Video Credit plus the Pay Television Credit plus the Free Television Credit plus the Direct To Video Credit plus the Foreign Rights Credit for such item of Product shall not exceed the amounts attributable to such Completion Guarantee for such item of Product and (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables except clauses (ii) and (xii); or (3) if a Completion Guarantee is not required for an item of Product being produced by a Credit Party, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed) provided that (A) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables except clauses (ii) and (xii) and (B) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product shall not exceed the aggregate amount expended by the Credit Parties with respect to such item of Product; or

          (xv) will not become due and payable until one year or more after the scheduled final maturity of the Credit Agreement.

          "Environmental Laws" shall mean any and all federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. (S) 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. (S)(S) 7401 et seq., the Federal
-- ---                                                    -- ---
Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. (S)(S) 136 et
                                                                          --
seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. (S)(S)
---
1201 et seq., the Comprehensive Environmental Response, Compensation and
     -- ---
Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq., the Superfund Amendments
                                            -- ---
and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.
(S)11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
         -- ---
(S) 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29
         -- ---
U.S.C. (S) 655
and (S) 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as heretofore and hereafter amended, as codified at 29 U.S.C. (S) 1001 et
                                                                             --
seq. and the regulations promulgated thereunder.
---

          "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in
           ---------------
accordance with the provisions of Article 2 hereof.

          "Event of Default" shall have the meaning given such term in Article 7
           ----------------
hereof.

          "Existing Credit Agreement" shall have the meaning given such term in
           -------------------------
the Introductory Statement hereof.

          "Fee Letter" shall mean that certain letter agreement dated as of June
           ----------
26, 1998 between the Borrower and the Administrative Agent relating to the payment of certain fees by the Borrower.

          "Foreign Rights Credit" shall mean with respect to each item of
           ---------------------
Product for which a Credit Party holds foreign distribution rights, an amount equal to 15% of the Credit Parties' Production Exposure for such item of Product, or such lesser amount as the Borrower projects will be received by it on a net present value basis from foreign distribution of such item of Product (computed in a manner acceptable to Administrative Agent); reduced in either case dollar-for-dollar by the amount of any advance or other payment paid, or committed to be paid, (including, without limitation, any Eligible Receivables) to any Credit Party with respect to the exhibition or other exploitation of such item of product in any media outside the United States and Canada; provided however, that no Foreign Rights Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio.

          "Fox" shall mean Twentieth Century Fox Home Entertainment, Inc.
           ---

          "Free Television Credit" shall mean with respect to each item of
           ----------------------
Product that is intended for domestic theatrical release and for which the Borrower holds domestic free television rights, an amount equal to 5% of the Borrower's Production Exposure for such item of Product until the earlier of (A) exhibition of such product on free television and (B) the three-year anniversary of the theatrical release of such item of Product; provided however that no Free Television Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production

Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio; provided further that such credit shall be eliminated with respect to an item of Product upon entering into a distribution agreement for exploitation of such Product on free television.

          "Fronting Bank" shall have the meaning given such term in the initial
           -------------
paragraph hereof.

          "Fundamental Documents" shall mean this Credit Agreement, the Notes,
           ---------------------
the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Instruments of Assumption and Joinder, the Notices of Assignment and Irrevocable Instruction, the Security Agreement, the Pledge Agreement, the Collateral Agency Agreement, UCC financing statements, the Special Purpose Producer Credit Agreement and each of the agreements delivered pursuant thereto, and any other ancillary documentation which is required to be or is otherwise executed by any of the Credit Parties and delivered to the Administrative Agent in connection with this Credit Agreement or any other Fundamental Document.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided
                                                                   --------
that, all computations determining compliance with Article 6 hereof, including
----
definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 financial statements previously delivered to the Lenders as described in Section 3.5.

          "Governmental Authority" shall mean any federal, state, municipal or
           ----------------------
other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

          "Guarantors" shall mean Holdings, the Parent and all of their direct
           ----------
and indirect Subsidiaries (other than the Borrower and the Inactive Subsidiaries) now existing or hereafter acquired or created, but excluding any Controlled Foreign Corporations.

          "Guaranty" shall mean, as to any Person, any direct or indirect
           --------
obligation of such Person guaranteeing or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance of the obligor of any such primary obligation; provided, however, that the term Guaranty shall not include
                    --------  -------
endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the lesser of (x) the maximum liability under the terms of such Guaranty or (y) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

          "Hazardous Materials" shall mean any flammable materials, explosives,
           -------------------
radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

          "Holdings" shall mean Film Holdings Co., a Delaware corporation.
           --------

          "Home Video Credit" shall mean with respect to each item of Product
           -----------------
that is intended for domestic theatrical release and for which the Borrower holds domestic home video rights, an amount equal to (A) for the period prior to theatrical release of such item of Product, 25% of the Borrower's Production Exposure therefor and (B) thereafter, shall mean, at any date at which the amount thereof is to be determined, for each item of Product for which the Borrower has not yet received from WEA (or WEA's successor acceptable to the Administrative Agent) a royalty statement reporting actual home video sales, an amount equal to the product of the unit sales forecast initially determined in accordance with Schedule 2.2 hereto no earlier than 15 days after theatrical release multiplied by $6.00 per unit for each "sell-through" item of Product or $39 per unit for each other item of Product; provided however that no Home Video Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio.

          "Inactive Subsidiary" shall mean each Subsidiary of the Borrower
           -------------------
listed on Schedule 3.7(c).

          "Indebtedness" shall mean (without double counting), at any time and
           ------------
with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 120 days or such longer terms as may be customary in the industry) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person; and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness. Indebtedness shall not include non-refundable advances made by a third-party distributor to "cash-flow" the production of an item of Product. For the avoidance of doubt, negative pick-up arrangements which are non-recourse to any Credit Party except to the extent of a payment obligation upon delivery of such item of Product to the Credit Party are not Indebtedness.

          "Initial Date" shall mean (i) in the case of the Administrative Agent,
           ------------
the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

          "Instruments of Assumption and Joinder" shall mean the Instruments of
           -------------------------------------
Assumption and Joinder substantially in the form of Exhibit L pursuant to which Subsidiaries of the Borrower become parties to this Credit Agreement as contemplated by Section 6.24.

          "Interest Deficit" shall have the meaning given such term in Section
           ----------------
2.15.

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan
           ---------------------
having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or any integral multiple thereof and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December.

          "Interest Period" shall mean as to any Eurodollar Loan, the period
           ---------------
commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six, nine or twelve months thereafter as the Borrower may elect; provided,
                                                                 --------
however, that (i) if any Interest Period would end on a day which shall not be a
-------
Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Commitment Termination Date, (iii) no Interest Period of nine or twelve months may be selected unless available and consented to by all Lenders in their sole discretion and (iv) no Interest Period with respect to any portion of the Term Loans may be selected which would result in the aggregate amount of Eurodollar Loans having Interest Periods ending after any date on which an installment of principal of the Term Loans is scheduled to mature being in excess of the aggregate principal installments scheduled to mature after such date.

          "Interest Rate Protection Agreement" shall mean any interest rate swap
           ----------------------------------
agreement, interest rate cap agreement, synthetic caps, collars and floors or other financial agreement or arrangement designed to protect any Credit Party against fluctuations in interest rates.

          "Investment" shall mean any stock, evidence of indebtedness or other
           ----------
securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans made to others (except for current trade and customer accounts receivable arising in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

          "L/C Exposure" shall mean, at any time, the amount expressed in
           ------------
Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

          "Laboratory" shall mean any laboratory reasonably acceptable to the
           ----------
Administrative Agent, which is located in Canada, the United Kingdom, or the United States or such other location reasonably acceptable to the Administrative Agent and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

          "Laboratory Access Letter" shall mean a letter agreement among (i) a
           ------------------------
Laboratory holding any elements of any item of Product to which a Credit Party has the right of access, (ii) such Credit Party and (iii) the Collateral Agent, substantially in the form of Exhibit G hereto or a form otherwise acceptable to the Administrative Agent.

          "Lender" and "Lenders" shall mean the financial institutions whose
           ------       -------
names appear at the foot hereof and any assignee of a Lender pursuant to Section 11.3(b).

          "Lending Office" shall mean, with respect to any of the Lenders, the
           --------------
branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

          "Letter of Credit" shall mean a letter of credit issued by the
           ----------------
Fronting Bank pursuant to Section 2.16.

          "Leverage Ratio" shall have the meaning given such term in Section
           --------------
6.19 hereof.

          "LIBO Rate" shall mean, with respect to the Interest Period for a
           ---------
Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

          "Lien" shall mean any mortgage, copyright mortgage, pledge, security
           ----
interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or the agreement to grant a security interest at a future date).

          "Liquidity Ratio" shall have the meaning given such term in Section
           ---------------
6.20.

          "Loans" shall mean the Term Loans and the Revolving Credit Loans.
           -----

          "MIS Expenditures" shall mean Capital Expenditures for management
           ----------------
information systems plus other expenditures for such systems which may be capitalized in accordance with GAAP.

          "Merger" shall mean the merger contemplated by the Merger Agreement.
           ------

          "Merger Agreement" shall mean the Agreement and Plan of Merger by and
           ----------------
among Parent, Holdings and Acquisition Co., dated as of April 17, 1997.

          "Margin Stock" shall be as defined in Regulation U of the Board.
           ------------

          "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3)
           ------------------
of ERISA.

          "Noteholders" shall have the meaning given such term in the
           -----------
introductory statement hereof.

          "Notice of Assignment and Irrevocable Instructions" shall mean the
           -------------------------------------------------
Notice of Assignment and Irrevocable Instructions substantially in the form of
Exhibit I or in such other form as shall be acceptable to the Administrative Agent, including without limitation the inclusion of such notice and instructions in a Distribution Agreement.

          "Obligations" shall mean the obligation of the Borrower to make due
           -----------
and punctual payment of principal of and interest on the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit, monetary obligations of any Credit Party pursuant to interparty agreements delivered in connection with Special Purpose Producer Credit Agreements and all other monetary obligations of the Borrower owed to the Administrative Agent, the Fronting Bank or any Lender under this Credit Agreement, the Notes or any other Fundamental Document or the Fee Letter and all amounts payable by the Borrower to any Lender under any Interest Rate Protection Agreement or Currency Agreement, provided that the Administrative Agent shall have received written notice within 10 Business Days after execution of each such Interest Rate Protection Agreement or Currency Agreement.

          "Off-Balance Sheet Commitments" shall mean all binding, irrevocable
           -----------------------------
commitments of the Credit Parties for the acquisition of items of Product, including cash flow commitments, negative pick-up obligations and print and advertising commitments which are not, pursuant to GAAP, reflected on the Consolidated balance sheet of the Parent; provided, however, that such obligations for print and advertising commitments shall not be included in Off-Balance Sheet Commitments until principal photography has commenced for the item of Product to which such commitment relates.

          "Off-Balance Sheet Receivables" shall mean all amounts contractually
           -----------------------------
required to be paid to any Credit Party under Distribution Agreements for any item of Product, which amounts are not, pursuant to GAAP, reflected on the Consolidated balance sheet of the Parent.

          "Other Domestic Receivables" shall mean those receivables that meet
           --------------------------
all of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor and such Obligor has its principal place of business and jurisdiction of incorporation or formation located within the United States.

          "Other Foreign Receivables" shall mean those receivables that meet all
           -------------------------
of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor and such obligor has its principal place of business and jurisdiction of incorporation or formation located outside the United States.

          "Parent" shall have the meaning given such term in the initial
           ------
paragraph hereof.

          "Pay Television Credit" shall mean with respect to each item of
           ---------------------
Product that is intended for domestic theatrical release and for which the Borrower holds domestic pay television rights, an amount equal to (A) until 30 days after the theatrical release of such item of

Product, 5% of the Borrower's Production Exposure therefor and (B) thereafter, the amount determined 30 days after theatrical release of each item of Product based upon the pay television formula set forth on Schedule 2.3 hereto; provided however that no Pay Television Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio; provided further that such credit shall be eliminated with respect to an item of Product upon the earlier of: (i) the entering into a distribution agreement for exploitation of such Product on pay television and (ii) twenty-four (24) months after the theatrical release of such item of Product.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Percentage" shall mean, with respect to any Lender, its ratable share
           ----------
expressed as a percentage equal to the ratio obtained by (A) dividing the applicable Commitment of such Lender by the Total Commitments, or (B) if the Total Commitments shall have been terminated pursuant to the terms of this Credit Agreement, dividing the sum of the aggregate principal amount of all Loans of such Lender and such Lender's pro rata share of the L/C Exposure by the sum of the aggregate principal amount of all Loans of all Lenders and the L/C Exposure, which Loans and L/C Exposure shall be outstanding immediately prior to the termination of the Total Commitments.

          "Permitted Encumbrances" shall mean Liens permitted under Section 6.2
           ----------------------
hereof.

          "Person" shall mean any natural person, corporation, partnership,
           ------
trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Materials" shall have the meaning given such term in the
           ------------------
definition of "Collateral" herein.

          "Plan" shall mean an employee benefit plan within the meaning of
           ----
Section 3(2) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that cover any employees of the Borrower or any member of the Controlled Group.

          "Pledge Agreement" shall mean the Amended and Restated Pledge
           ----------------
Agreement executed by the Credit Parties and the Collateral Agent substantially in the form of Exhibit N-1 hereto.

          "Pledge Agreement Supplement" shall mean a Supplement to the Pledge
           ---------------------------
Agreement substantially in the form of Exhibit N-2 hereto.

          "Pledged Securities" shall mean (i) 100% of the issued and outstanding
           ------------------
voting capital stock of the Borrower and (ii) 100% of the issued and outstanding capital stock of the Guarantors (other then Holdings).

          "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder
           ----------------------
Agreement among a Credit Party, the Collateral Agent, a third party completion guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, or in such other form as shall be acceptable to the Administrative Agent.

          "Pledgors" shall mean those Credit Parties identified as such on
           --------
Schedule 3.7(a).

          "Print and Advertising Expenditures" shall mean the actual out-of-
           ----------------------------------
pocket print and advertising expenditures associated with the domestic theatrical release of an item of Product which the Borrower is contractually obligated to pay or has paid.

          "Product" shall mean any motion picture, film, video tape or other
           -------
work produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Credit Party
(i) is the initial copyright owner, (ii) acquires an equity interest or (iii) acquires any distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Credit Parties, and all rights therein and thereto, of every kind and character.

          "Production Account(s)" shall mean individually or collectively, as
           ---------------------
the context so requires, each demand deposit account(s) established by a Credit Party or Special Purpose Producer at a commercial bank located in the United States or otherwise acceptable to the Administrative Agent, for the sole purpose of paying the production costs of a particular item of Product or Designated Picture, as the case may be, and as to which the Approved Completion Guarantor for such item of Product or Designated Picture, as the case may be, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product or Designated Picture, as the case may be, for purposes of the Completion Guarantee for such item of Product or Designated Picture, as the case may be.

          "Production Exposure" for an item of Product shall mean the Budgeted
           -------------------
Negative Cost or acquisition price paid or to be paid by a Credit Party (net of amounts being cash-flowed as and when needed by a third party unrelated to a Credit Party pursuant to contractual arrangements reasonably acceptable to the Administrative Agent).

          "Pro Rata Share" shall mean, with respect to any Obligation or other
           --------------
amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

          "Quiet Enjoyment" shall have the meaning given such term in Section 11
           ---------------
of the Security Agreement.

          "Reportable Event" shall mean any reportable event as defined in
           ----------------
Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

          "Required Consolidated Capital Base" shall mean, for any quarter for
           ----------------------------------
which it is being determined, the sum of (i) $22,500,000 plus (ii) 100% of all
                                                         ----
net new equity invested in the Parent after the closing under the Existing Credit Agreement plus (iii) 50% of positive net income, if any, for each fiscal
                 ----
year ending on or after December 31, 1998 and prior to the date at which compliance is being determined.

          "Required Lenders" shall mean the Lenders holding 51% or more of the
           ----------------
aggregate Credit Exposure of all Lenders.

          "Restricted Payment" shall mean (i) any distribution, dividend or
           ------------------
other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, other than a dividend, distribution or other payment payable solely in additional shares of common stock, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any class of its own stock or other equity interest of a Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of, or any equity interest in, a Credit Party, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding.

          "Revolving Credit Commitment" shall mean the commitment of each Lender
           ---------------------------
to make Revolving Credit Loans to the Borrower and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name under the column entitled "Revolving Credit Commitment" in the Schedule of Commitments appearing in Schedule 1, or
(ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

          "Revolving Credit Loans" shall mean the loans made hereunder in
           ----------------------
accordance with the provisions of Section 2.1(a) or 2.1(b), whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

          "Revolving Credit Notes" shall have the meaning given such term in
           ----------------------
Section 2.4(a) hereof.

          "Schedule of Commitments" shall mean the schedule of the Commitments
           -----------------------
of the Lenders set forth in Schedule 1 hereto.

          "Secured Subordinated Notes" shall have the meaning given such term in
           --------------------------
the introductory statement hereto.

          "Security Agreement" shall mean the Amended and Restated Security
           ------------------
Agreement executed by the Credit Parties and the Collateral Agent substantially in the form of Exhibit M hereto.

          "Special Production Tranche" shall mean, with respect to each
           --------------------------
Designated Picture, a portion of the Total Commitments equal to the sum of the Strike Price for such Designated Picture, plus the amount of any enhancements committed to be funded by a Credit Party or Special Purpose Producer for such Designated Picture, plus to the extent not already included in one of the foregoing items, an interest reserve for the period through the projected date of Completion of such Designated Picture.

          "Special Purpose Distributor" shall mean any Person that pursuant to
           ---------------------------
Section 6.31 hereof, is hereafter approved by the Administrative Agent to be a Special Purpose Distributor.

          "Special Purpose Producer" shall mean a special purpose corporation or
           ------------------------
limited liability company formed solely for the purpose of producing a particular motion picture which motion picture will be purchased by the Borrower pursuant to a negative pick-up agreement.

          "Special Purpose Producer Credit Agreement" shall mean a credit,
           -----------------------------------------
security and pledge agreement between a Special Purpose Producer and the Administrative Agent, substantially in the form of Exhibit P hereto.

          "Stockholders' Equity" shall mean the Consolidated capital, surplus
           --------------------
and retained earnings and deficits of the Parent and its Subsidiaries, subject to intercompany eliminations, all as determined in accordance with GAAP.

          "Strike Price" shall mean, with respect to any item of Product, the
           ------------
amount of funds required to be provided for the production of such item of Product under the relevant Completion Guarantee.

          "Subordinated Debt" shall mean the Secured Subordinated Notes and all
           -----------------
other Indebtedness of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Lenders.

          "Subsidiary" shall mean with respect to any Person, any corporation,
           ----------
association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

          "Term Loan Commitment" shall mean the commitment of each Lender to
           --------------------
make a Term Loan to the Borrower up to an aggregate amount not in excess of the amount set forth (i) opposite its name under the column entitled "Term Loan Commitment" in the Schedule of Commitments appearing in Schedule 1, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

          "Term Loans" shall mean the loans made hereunder in accordance with
           ----------
the provisions of Section 2.2(a).

          "Term Notes" shall have the meaning given such term in Section 2.4(b)
           ----------
hereof.

          "Total Commitments" shall mean the aggregate amount of the Commitments
           -----------------
then in effect of all of the Lenders as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

          "Total Interest" shall mean the sum of (i) all interest expenses (net
           --------------
of interest income) of the Credit Parties computed in accordance with GAAP (whether indicated on the consolidated statement of earnings under the caption "Interest Expense" or netted out under the amount appearing under the caption "Interest and Investment Income") plus (ii) any interest expense that has been capitalized other than as part of film costs during the relevant period.

          "Trademark Security Agreement" shall mean the Amended and Restated
           ----------------------------
Trademark Security Agreement executed by the Credit Parties substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State
           ---
of New York on the date of execution of this Credit Agreement.

          "Unrecouped Print and Advertising Expenses" shall mean with respect to
           -----------------------------------------
an item of Product produced for domestic theatrical release, the amount, if any, by which (a) Print and Advertising Expenditures exceeds (b) the sum of (i) total billed receivables for domestic theatrical distribution plus (ii) total receipts from domestic theatrical distribution plus (iii) estimated additional receivables from domestic theatrical distribution (estimated no sooner than the end of the first week after U.S. theatrical release) computed on the basis of 40% of reported box office receipts for engagements which have not yet been billed or collected plus (iv) that portion of film costs written off attributable to Print and Advertising Expenditures (such portion to be determined based upon the proportion of Print and Advertising Expenditures for such item of Product to total film costs for such item of Product) plus (v) receipts from media and markets other than domestic theatrical distribution after recoupment of negative cost.

          "Voting Stock" shall mean the capital stock of an entity having
           ------------
ordinary voting power under ordinary circumstances to vote in the election of directors of such entity.

          "WEA"  shall mean Warner-Elektra-Atlantic Corporation, a New York
           ---
corporation.

          "WEA Distribution Agreement" shall mean the distribution agreement
           --------------------------
between the Borrower and WEA dated as of May 11, 1992, as amended as of June 8, 1992, as of June 23, 1994, as of September 1, 1994, as of May 27, 1995, as of May 7, 1996 and as of November 30, 1996 as hereafter amended, extended or renewed in accordance with Section 6.13.


2.   THE LOANS

          SECTION 2.1.  Revolving Credit Loans.  (a)  Each Lender, severally and
                        ----------------------
not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans to the Borrower, on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in an aggregate principal amount which when added to the aggregate principal amount of all Revolving Credit Loans then outstanding to the Borrower from such Lender, plus such Lender's Pro Rata Share of the then current L/C Exposure and the
----
unused portion of the Special Production Tranche for all Designated Pictures which have not yet been Completed, does not exceed such Lender's Revolving Credit Commitment (after giving effect to all Revolving Credit Loans repaid and all reimbursements of Letters of Credit made concurrently with the making of any Revolving Credit Loans).

          (b) In addition to the Loans contemplated pursuant to Section 2.1(a) above, with regard to each Designated Picture, each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make Loans pursuant to the Special Production Tranche, to the Borrower or to a Special Purpose Producer, on any Business Day from time to time from the Closing Date to but excluding the Commitment Termination Date or such earlier time as that Designated Picture is Completed, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding with regard to that Designated Picture under the Special Production Tranche, does not exceed the product of such Lender's Percentage and the amount of the aggregate Revolving Credit Commitments then reserved as part of the Special Production Tranche for such Designated Picture.

          (c) Subject to Section 2.3, the Loans shall be made at such times as the Borrower shall request.

          (d) Subject to the terms and conditions of this Credit Agreement, the Borrower may borrow, repay and re-borrow amounts constituting the Revolving Credit Commitments.

          (e) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make Loans (other than the Revolving Credit Loan contemplated by Section 2.3(b)(ii)) or to incur any incremental L/C Exposure if, as a result thereof, the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure exceeds the lesser of the
            ----
Borrowing Base or the Total Commitments.

          SECTION 2.2.  Term Loans.  (a)  Each Lender, severally and not
                        ----------
jointly, agrees, upon the terms and subject to the conditions hereof, to make loans (the "Term Loans") to the Borrower on the Closing Date in a total principal amount not exceeding the amount of such Lender's Term Loan Commitment. The aggregate amount of the Term Loans outstanding at any time shall not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate amount of the Term Loan Commitment then in effect.

          (b) Once repaid, amounts constituting the Term Loan Commitment may not be reborrowed.

          SECTION 2.3.  Making of Loans.  (a)  Each Loan shall be an Alternate
                        ---------------
Base Rate Loan or a Eurodollar Loan, as the Borrower may request, subject to and in accordance with this Section 2.3.

          (b) The Borrower hereby requests that subject to the satisfaction of all applicable conditions hereof, the Lenders make the Term Loan and the Revolving Credit Loans on the Closing Date in the principal amount set forth on the initial Borrowing Certificate.

          (c) The Borrower shall give the Administrative Agent at least three Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least one Business Day's prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Administrative Agent not later than 2:00 p.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made, the aggregate principal amount of the requested Loan, and, if applicable, the portion of the Loan being made under a Special Production Tranche. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than 12 separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.9(c) hereof).

          (d) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section 2.3, the date of such Borrowing, the type of Loans being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention: Ganesh Persaud, for credit to the Chase Clearing Account no later than 1:00 p.m. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing the requested amounts into an account maintained with the Administrative Agent by the Borrower provided,
                                                                 --------
however, that if the Borrowing Certificate for any particular Borrowing
-------
indicates that it is to be used to fund the production of a Designated Picture, then the Administrative Agent shall deposit the proceeds of such Loan directly into the Production Account for such Designated Picture.

          (e) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms hereof. Subject to the other provisions of this Section 2.3, Loans of more than one interest rate type may be outstanding at the same time.

          (f) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

          (g) On the date requested by the Borrower for the funding of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the three Business Days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at the Alternate Base Rate plus the effective rate for the applicable Loan.

          (h) The amount of any Borrowing of new funds shall be in an aggregate principal amount of $500,000 (or such lesser amount as shall equal the available but unused portion of the Commitments) or such greater amount which is an integral multiple of $100,000.

          (i) Notwithstanding the provisions of clause (c) above and/or the absence of a request from the Borrower that the Lenders make a Loan, the Required Lenders may direct the Lenders to make Loans and apply the proceeds thereof as follows:

               (i) if the Approved Completion Guarantor for any item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base shall take over production of such item of Product pursuant to the Completion Guarantee with respect to such item of Product, to make Loans up to the Strike Price with respect to the production of such item of Product and pay the proceeds thereof directly to the Approved Completion Guarantor to be used to finance the production and delivery of such item of Product pursuant to the terms of the Completion Guarantee; and

               (ii) if an Event of Default shall have occurred and be
                    continuing, to make Loans with respect to any item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such item of Product and/or the collection of Eligible Receivables.


          SECTION 2.4.  Notes.  (a)  The Revolving Credit Loans made by each
                        -----
Lender hereunder shall be evidenced by a single Revolving Credit promissory note substantially in the form of Exhibit A-1 hereto (each a "Revolving Credit Note"
                                                         ---------------------
and collectively the "Revolving
                      ---------

Credit Notes") in the face amount of each such Lender's Commitment, payable to
------------
the order of each such Lender, duly executed by the Borrower and dated the Closing Date.

          (b) The Term Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-2 (each a "Term
                                                                       ----
Note") in the face amount of such Lender's Term Loan Commitment, payable to the order of such Lender, duly executed on behalf of the Borrower and dated the date hereof. The principal amount of the Term Loans as evidenced by the Term Notes shall be payable in quarterly installments of $1,578,950 payable on the last Business Day of each March, June, September and December commencing on the last Business Day of September 1998 with the balance of the Term Loans payable in full on July 9, 2002.

          (c) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.5 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes; provided, however, that the failure
                                             --------  -------
of any Lender or the Administrative Agent to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrower to repay such Loans.

          SECTION 2.5.  Interest on Notes.  (a)  In the case of a Eurodollar
                        -----------------
Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

          (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin. Interest shall be payable in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and at maturity.

          (c) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

          SECTION 2.6.  Commitment Fees and Other Fees.  (a)  The Borrower
                        ------------------------------
agrees to pay to the Administrative Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of September 1998) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "Commitment Fees") of .5 of 1% per annum, computed on the basis of the actual
 ---------------
number of days elapsed during the preceding period or quarter over a year of 365/366 days, as the case may be, on the average daily amount by which such Lender's Revolving Credit Commitment, as such Revolving Credit Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of the principal balance of such Lender's outstanding Revolving Credit Loans plus its Percentage of L/C Exposure during the preceding period or quarter.

          (b)  The Commitment Fees shall commence to accrue from the Closing
Date.

          (c) The Borrower agrees to pay to the Administrative Agent on the Closing Date any and all other fees that are then due and payable pursuant to the Fee Letter.

          (d) In addition, the Borrower agrees to pay to the Administrative Agent for the account of each Lender on the Closing Date any and all other fees that are then due and payable as described in the Term Sheet included in the Confidential Information Memorandum dated June 1998.

          SECTION 2.7.  Optional and Mandatory Termination or Reduction of
                        --------------------------------------------------
Revolving Credit Commitments.  (a) Upon at least three Business Days' prior
----------------------------
written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the aggregate Revolving Credit Commitments. In the case of a partial reduction, each such reduction of the aggregate Revolving Credit Commitments shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; provided, however, that the Revolving Credit
                                 --------  -------
Commitments may not be reduced by more than the amount of the then unused Revolving Credit Commitments and may not be reduced to an amount less than the aggregate principal amount of the Revolving Credit Loans outstanding, plus the
                                                                      ----
then current L/C Exposure. Any partial reduction of the Revolving Credit Commitments shall be made among the Lenders in accordance with their respective Percentages.

          (b) Simultaneously with each such termination or reduction of the Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced through the date of such termination or reduction.

          SECTION 2.8.  Default Interest; Alternate Rate of Interest.  (a)  If
                        --------------------------------------------
the Borrower shall default in the payment of the principal of, or interest on any Loan becoming due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount becoming due hereunder after written notification from the Administrative Agent to the Borrower of such amount, the Borrower shall on demand in writing from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

          (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.9 hereof), made after receipt of such notice, shall be deemed to be a request for an Alternate Base Rate Loan; provided, however, that
                                                        --------  -------
in the circumstances described in clause (i) above such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan, to the extent such request relates to such affected Lender's portion shall be deemed to be a request for an Alternate Base Rate Loan.

          SECTION 2.9.  Continuation and Conversion of Loans.  The Borrower
                        ------------------------------------
shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

          (a) the Borrower shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder of at least three Business Days for continuation as or conversion to a Eurodollar Loan;

such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 2:00 p.m., New York City time;

          (b) unless the Required Lenders otherwise consent, no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

          (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuance, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than twelve separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

          (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective Percentage of the principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

          (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing shall be $500,000 or such greater amount which is an integral multiple of $100,000;

          (f) accrued interest on the Eurodollar Loans (or portion thereof) being continued shall be paid by the Borrower at the time of continuation;

          (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

          (h) if a Eurodollar Loan is converted to another type of Loan prior to the last day of the Interest Period with respect thereto, the amounts required by Section 2.10(b) shall be paid upon such conversion; and

          (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

          SECTION 2.10.  Prepayment of Loans; Reimbursement of Lenders.  (a)
                         ---------------------------------------------
Subject to the terms of paragraph (b) of this Section 2.10, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Administrative Agent, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. All prepayments under this Section 2.10(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

          (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by any such Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid prior to the last day of the Interest Period for such Loan or
(ii) in the event that after the Borrower delivers a notice of borrowing under
Section 2.3(c) or Section 2.9(a) in respect of Eurodollar Loans, such Loan is not made, converted to or continued as a Eurodollar Loan on the first day of the Interest Period specified in such notice of borrowing for any reason other than
(A) a suspension or limitation under Section 2.8(b) of the right of the Borrower to select a Eurodollar Loan, (B) a breach by any such Lender of its obligation to fund such borrowing when it is otherwise required to do so hereunder or (c) a repayment resulting from a conversion required by a Lender pursuant to Section 2.12(a). Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (I) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.5, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

          (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.10(a), the Borrower shall pay to the Administrative Agent for the account of the applicable Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

          (d)  If at any time the sum of the Loans outstanding plus the L/C
                                                               ----
Exposure exceeds the Borrowing Base as set forth on the most recent Borrowing Base Certificate, the Borrower shall pay down the Loans outstanding or otherwise eliminate such excess within ten days after the due date of such Borrowing Base Certificate.

          (e) Simultaneously with each termination and/or mandatory or optional reduction of the Revolving Credit Commitments pursuant to Section 2.7, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders an amount equal to the excess of the sum of aggregate outstanding principal amount of the Revolving Credit Loans plus the L/C Exposure over the reduced Revolving
                              ----
Credit Commitments.

          (f) To the extent that any excess calculated pursuant to subsection 2.10(d) or (e) exceeds the amount of the Loans, the portion in excess of the Loans shall be provided as cash Collateral.

          (g) Unless otherwise designated in writing by the Borrower, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.10, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans by the Borrower, and then, to that amount of such applicable principal payment maintained as Eurodollar Loans by the Borrower in order of the scheduled expiry of Interest Periods with respect thereto.

          (h) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to but not including the date of prepayment.

          SECTION 2.11.  Change in Circumstances.  (a)  In the event that after
                         -----------------------
the Initial Date any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

               (i) subject any Lender to, or increase the net tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

               (ii) change the basis of taxation of any payment to any Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing; other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

               (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Lender with respect to any Eurodollar Loan; or

               (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

          (b) If at any time and from time to time after the Initial Date any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Initial Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to Loans made by such Lender hereunder.

          (c) Each Lender shall deliver to the Borrower and the Administrative Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraphs (a) and (b) above. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section 2.11(c) shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

          (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.8(b) or this Section 2.11 or Section 2.14 or Section 2.16(g) or (ii) would require the Borrower to pay an increased amount under Section 2.8(b) or this Section 2.11 or
Section 2.14 or Section 2.16(g), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required under
Section 2.16, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.8(b) or this Section 2.11 or Section
2.14 or Section 2.16(g) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.8(b) or this Section 2.11 or Section
2.14 or Section 2.16(g) would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

          SECTION 2.12.  Change in Legality.  (a)  Notwithstanding anything to
                         ------------------
the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.10(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

          (b)    A notice to the Borrower by any Lender pursuant to paragraph
(a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

          SECTION 2.13.  Manner of Payments.  All payments of principal and
                         ------------------
interest by the Borrower in respect of any Loans to it shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them and all Borrowings of any Loans by the Borrower hereunder shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be made in Dollars in Federal or other immediately available funds at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention: Ganesh Persaud, for credit to the Chase Clearing Account no later than 2:00 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

          SECTION 2.14.  United States Withholding.  (a)  Prior to the date of
                         -------------------------
the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

          (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

          (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this

Credit Agreement to such other Person(s) pursuant to Section 11.3 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder.

          (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 11.3 shall be bound by this Section 2.14, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.14.

          (e) Notwithstanding the foregoing, in the event that any additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.14(b). In addition, the Borrower shall indemnify each Lender and the Administrative Agent for any additional withholding taxes paid by such Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

          (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section 2.14, which credit or refund is identifiable by such Lender as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents.

          (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause
(e) of this Section 2.14, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.14(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

          SECTION 2.15.  Interest Adjustments.  If the provisions of this Credit
                         --------------------
Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law,
 ----------------
cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

          The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.10(a) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.10(a) hereof) shall be canceled and not paid.

          SECTION 2.16.  Letters of Credit.  (a)  (i)  Subject to the terms and
                         -----------------
conditions hereof and of Applicable Law, the Fronting Bank agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date upon the request of the Borrower, provided, however, that (A) the Borrower shall not request that any Letter of
--------  -------
Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate Loans then outstanding would exceed the lesser
              ----
of the then current amount of the Borrowing Base or the Total Commitments and
(B) in no event shall the Fronting Bank issue any Letter of Credit having an expiration date after the Commitment Termination Date.

          (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Fronting Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

          (iii) Each Letter of Credit may, at the option of the Fronting Bank, provide that the Fronting Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Fronting Bank may deposit the funds in question in a segregated account with the Fronting Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Fronting Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Fronting Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Fronting Bank under the related Letter of Credit.

          (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Fronting Bank a written notice no later than 2:00 p.m., New York City time, at least three Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Fronting Bank, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Fronting Bank to make payment under the Letter of Credit; provided,
                                                                      --------
however, that the Fronting Bank, in its reasonable discretion, may require
-------
customary changes in any such documents and certificates. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein. At Borrower's request, the Fronting Bank shall provide Borrower with a copy of the form of Letter of Credit to be issued for Borrower's review and approval prior to issuance.

          (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for documentary Credits of the International Chamber of Commerce No. 500, as adopted or amended from time to time. The Fronting Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Fronting Bank in good faith to be genuine. The Fronting Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

          (d) If the Fronting Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default or Event of Default or acceleration has occurred), the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereof to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Commitment Termination Date, such payment of the unreimbursed draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit.

          (e) Subject to provisions of Section 2.16(c), the Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, payment of which is required to be made after the Commitment Termination Date (it being understood that no Letter of Credit shall be issued which would expire after July 9, 2002), then the Borrower will, upon demand by the Fronting Bank, pay to the Fronting Bank, in immediately available funds, the full amount of such draft. If such payment is not made by the Borrower and the Fronting Bank shall make payment on any draft presented under a Letter of Credit, the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms thereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. Such payment shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit at the rate specified in Section 2.8.

          (f) (i) The Borrower agrees to pay the following amount to the Fronting Bank with respect to Letters of Credit issued by it hereunder:

               (A) with respect to the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

               (B) a fronting fee payable to the Fronting Bank for the period from and including the Closing Date to but excluding the Commitment Termination Date, computed at a rate equal to 1/4 of 1% per annum of the daily average L/C Exposure, such fee to be due and payable in arrears on and through the last Business Day of each fiscal quarter of the Borrower, prior to the Commitment Termination Date, on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

               (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans (calculated in the same manner as interest) of the daily average L/C Exposure. Such commission shall be payable in arrears on and through the last Business Day of each fiscal quarter prior to the Commitment Termination Date and on the Commitment Termination Date.

               (iii) Promptly upon receipt by the Fronting Bank of any amount described in clause (ii) of this Section 2.16(f), or any amount described in
Section 2.16(e) previously reimbursed to the Fronting Bank by the Lenders, the Fronting Bank shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.16(f) shall be paid directly to the Fronting Bank and shall be for its exclusive use.

          (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the Initial Date), including, without limitation, any modifications to Regulation D occurring after the Initial Date:

               (A) the Fronting Bank or any Lender shall be subject to any tax, levy, duty, fee, charge, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (I) that is measured with respect to the overall net income of the Fronting Bank or such Lender or of a Lending Office of the Fronting Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Fronting Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Fronting Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (II) that is imposed solely by reason of the Fronting Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Fronting Bank or such Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

               (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as described in clause (A) above);

               (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Fronting Bank or participations therein purchased by any Lender; or

               (D) there shall be imposed on the Fronting Bank or any Lender any other condition regarding this Section 2.16, any Letter of Credit or any participation therein;

and the result of the foregoing is to increase from the conditions that exist on the Initial Date the actual cost to the Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Fronting Bank or any Lender, in each case by or in an amount which the Fronting Bank or any Lender shall reasonably deem material, then and in any such case the Fronting Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Fronting Bank or such Lender may specify to be necessary to compensate the Fronting Bank or such Lender for such additional cost or reduced receipt. Section 2.11(b), (c), (d) and Section 2.12 shall in all instances apply to the Fronting Bank and any Lender with respect to Letters of Credit issued hereunder. The determination by the Fronting Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.16 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

          (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Required Lenders or the Fronting Bank may, at their or its option, require the Borrower to deliver to the Fronting Bank cash or Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to
                                          --------  -------
the Commitment Termination Date, no Default or Event of Default is then continuing, the Fronting Bank shall return all of such collateral relating to such deposit to the Borrower upon request.

          (i) If at any time that any Letter of Credit is outstanding, the L/C Exposure, plus Loans outstanding exceeds the Borrowing Base, then the Required
          ----
Lenders or the Fronting

Bank may, at their option, require (x) a prepayment of the Loans in accordance with Section 2.10(d) or (y) the Borrower to deliver cash or Cash Equivalents to the Fronting Bank in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if subsequent to any such deposit such excess is
        --------  -------
reduced to an amount less than the amount of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive such excess collateral if requested by it.

          (j) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.16 shall remain in full force and effect until the Fronting Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

          (k) This Section 2.16 shall not be amended without the written consent of the Fronting Bank and the Administrative Agent.

          SECTION 2.17.  Provisions Relating to the Borrowing Base.   (a)  The
                         -----------------------------------------
Administrative Agent may or the Required Lenders may from time to time by written notice to the Borrower (which notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrower under Section 2.10, such notice shall not be given effect for purposes of such mandatory prepayment, but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrower's receipt of such notice) (i) delete any Person from the schedule of Acceptable Obligors, determine that any amounts due under any Distribution Agreement are unacceptable and shall no longer constitute an Eligible Receivable or decrease the Allowable Amount for any Acceptable Obligor, as the Administrative Agent or the Required Lenders, as the case may be, acting in good faith, may in its or their discretion deem appropriate, or (ii) the Required Lenders may, by written notice to the Borrower, add a Person to the list of Acceptable Obligors or increase the Allowable Amount for any Acceptable Obligor, as they may in their discretion deem appropriate.

          (b) In the event the Administrative Agent notifies the Borrower that a Person or Affiliated Group is to be deleted as an Acceptable Obligor in accordance with Section 2.17(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Required Lenders thereafter notify the Borrower that such Person or Affiliated Group is reinstated as an Acceptable Obligor in accordance with Section 2.17(a). In the event the Administrative Agent or the Required Lenders, as the case may be, notify the Borrower that the Allowable Amount with respect to an Acceptable Obligor is to be reduced in accordance with Section 2.17(a), no additional Eligible Receivables from such Acceptable Obligor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor being in excess of the Allowable Amount for such Acceptable

Obligor after giving effect to such reduction unless the Required Lenders thereafter notify the Borrower that the Allowable Amount for such Acceptable Obligor is increased in accordance with Section 2.17(a).

          (c) With respect to such items of Product as described in Section 5.21, no Eligible Receivables arising from such items of Product may be included in the Borrowing Base unless the Borrower is in compliance with Section 5.21.

          (d)   The rights of the Administrative Agent described in this Section
2.17 may only be exercised by The Chase Manhattan Bank in its capacity as the Administrative Agent and not by any successor to The Chase Manhattan Bank in such capacity.

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

          In order to induce the Administrative Agent, the Fronting Bank and the Lenders to enter into this Credit Agreement and to make the Loans and issue Letters of Credit and/or credit participations, purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Fronting Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit.

          SECTION 3.1.  Corporate Existence and Power.  Each of the Credit
                        -----------------------------
Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing as a foreign corporation would render Eligible Receivables which are included in the Borrowing Base unenforceable or would give rise to a material liability of the Credit Parties, taken as a whole. Each of the Credit Parties has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby to which it is or will be a party as provided herein and to grant to the Collateral Agent, for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders, a security interest in the Collateral as contemplated by the Security Agreement and in the Pledged Securities as contemplated by the Pledge Agreement and to guaranty the Obligations as contemplated by Article 8 hereof.

          SECTION 3.2.  Corporate Authority and No Violation.  (a)  The
                        ------------------------------------
consummation of the Merger, the issuance of the Secured Subordinated Notes and the execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and, in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Notes and, in the case of each Credit Party, the grant to the

Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders of the security interest in the Collateral as contemplated by the Security Agreement and in the other Fundamental Documents and in the Pledged Securities as contemplated by the Pledge Agreement and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in
Article 8 hereof (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation by such Credit Party of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to such Credit Party or any of its properties or assets which violation would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole, (iii) will not violate any provision of the Certificate of Incorporation or By-Laws of such Credit Party, or any provision of any Distribution Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or its properties or assets are bound which violation would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such Distribution Agreement, indenture, agreement, bond, note or other instrument which violation could have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole, and (v) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to the Secured Subordinated Notes and the documents related thereto and this Credit Agreement or the other Fundamental Documents.

          (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

          SECTION 3.3.  Governmental Approval.  All authorizations, approvals,
                        ---------------------
registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof (other than UCC financing statements, the Copyright Security Agreement, and the Trademark Security Agreement which will be delivered to the Administrative Agent prior to the making of the initial Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the consummation of the Merger, the issuance of the Secured Subordinated Notes and the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

          SECTION 3.4.  Binding Agreements.  This Credit Agreement and the other
                        ------------------
Fundamental Documents when executed will constitute the legal, valid and binding obligations of the respective Credit Parties, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity.

          SECTION 3.5.  Financial Statements.  The audited Consolidated balance
                        --------------------
sheets of the Parent and its Consolidated Subsidiaries at December 31, 1997 and the unaudited Consolidated balance sheet of the Parent and its Consolidated Subsidiaries at March 31, 1998, together with the related statements of cash flows and Stockholders' Equity and the related notes and supplemental information for the audited statements, in the forms which have previously been provided to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present in all material respects the Consolidated financial condition or the results of operations of the Parent and its Consolidated Subsidiaries at the dates or for the periods indicated, subject (in the case of unaudited statements) to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

          SECTION 3.6.  No Material Adverse Change.  (a)  There has been no
                        --------------------------
material adverse change with respect to the business, operations, performance, assets, properties or condition (financial or otherwise) of the Credit Parties taken as a whole from March 31, 1998, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

          (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (ii)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6,

"debt" means any liability or a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

          SECTION 3.7.  Ownership of Pledged Securities, Inactive Subsidiaries,
                        -------------------------------------------------------
etc.  (a)  Annexed hereto as Schedule 3.7(a) is a correct and complete list as
---
of the date hereof, of each Credit Party showing, as to each, its name, the jurisdiction of incorporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of the capital stock of each such Credit Party;

          (b) Except as noted on Schedule 3.7(b), no Credit Party owns any Voting Stock or beneficial interest, directly or indirectly, in any entity other than in the Parent, the Borrower or Subsidiaries of the Parent and Borrower; and

          (c) Annexed hereto as Schedule 3.7(c) is a correct and complete list of each Inactive Subsidiary. No Inactive Subsidiary owns any assets (other than beneficial interests in another Inactive Subsidiary) or engages in any business activities of any nature.

          SECTION 3.8.  Copyrights, Trademarks and Other Rights.  (a)  On the
                        ---------------------------------------
date hereof, the items of Product listed on Schedule 3.8(a)(i) comprise all of the Product in which any Credit Party has any right, title or interest (either directly or through a joint venture or partnership). The copyright registration number and the character of the interests held by the Credit Party for the items of Product listed on Schedule 3.8(a)(ii) are set forth across from the description of such item of Product and as to each item listed on Schedule 3.8(a)(ii) hereto the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordation to the Administrative Agent. Schedule 3.8(a)(ii) shall identify the location of the best available Physical Materials related to each item of Product owned by the Credit Parties. To the best of each Credit Party's knowledge, all items of Product owned by such Credit Party do not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract or copyright right or any other right of any Person or contain any libelous or slanderous material other than to an extent which is either not material or for which coverage is provided in existing insurance policies. Except as set forth on Schedule 3.12, there is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on
Schedule 3.8(a)(i) and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on Schedule 3.8(a)(i).

          (b) Schedule 3.8(b) hereto (i) lists substantially all of the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application. Each trademark set forth on
Schedule 3.8(b) shall be included on Schedule A to the Trademark Security Agreement delivered to the Administrative Agent pursuant to Section 4.1(h).

          SECTION 3.9.   Fictitious Names.  Except as disclosed on Schedule 3.9,
                         ----------------
none of the Credit Parties are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

          SECTION 3.10.  Title to Properties.  As of the Closing Date, the
                         -------------------
Credit Parties have good title to each of the properties and assets reflected on the latest balance sheets referred to in Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and, to the best of each Credit Party's knowledge, all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

          SECTION 3.11.  Places of Business.  The chief executive office of each
                         ------------------
Credit Party is, on the Closing Date, as set forth on Schedule 3.11 hereto. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

          SECTION 3.12.  Litigation.  Except as set forth on Schedule 3.12
                         ----------
hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the knowledge of any Credit Party, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceedings against or affecting, any Credit Party or of any of their respective properties or rights which either (A) would have a significant likelihood of materially and adversely affecting (i) the ability of any Credit Party to perform its obligations under the Fundamental Documents to which it is a party, (ii) the ability of any Credit Party to carry on its business, (iii) the security interests granted to the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, Lenders and the Noteholders under the Fundamental Documents, (iv) the financial condition or business of the Credit Parties taken as a whole or (v) the Collateral taken as a whole, or (B) involve the Merger, the Secured Subordinated Notes or this Credit Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole.

          SECTION 3.13.  Federal Reserve Regulations.  No Credit Party is
                         ---------------------------
engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

          SECTION 3.14.  Investment Company Act.  No Credit Party is, or will
                         ----------------------
during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

          SECTION 3.15.  Taxes.  Except as disclosed in Schedule 3.15, each
                         -----
Credit Party has filed or caused to be filed all federal, state and material local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.13 hereof. Except as disclosed in
Schedule 3.15, no Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties reasonably believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are adequate.

          SECTION 3.16.  Compliance with ERISA.  Each Credit Party is in
                         ---------------------
compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the date hereof, no Credit Party has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No material liability to the PBGC has been or is expected to be incurred with respect to the Plans (other than for premiums not yet due) and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. No Credit Party has engaged in a transaction which would result in the incurrence by such Credit Party of any liability under Section 4069 of ERISA. No Credit Party has taken any action and no event has occurred with respect to any Multiemployer Plan which would subject any Credit Party to material liability under either Section 4201 or 4204 of ERISA.

          SECTION 3.17.  Agreements.  (a)  No Credit Party is (or after giving
                         ----------
effect to the Merger, will be) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including the Distribution Agreements) to which it is a party which would reasonably be expected to result in any material adverse change in the business, properties, assets or operations (financial or otherwise) of the Credit Parties taken as a whole.

          (b) Schedule 3.17 is a true and complete listing as of the date on which this Credit Agreement is executed by the Borrower of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties, other than the Fundamental Documents and agreements entered into in connection with the Secured Subordinated Notes, (ii) all material joint venture agreements to which the Credit Parties are a party,
(iii) all material Distribution Agreements and (iv) all other contractual arrangements which are material to any Credit Party, including but not limited to, guarantees and employment agreements. The Credit Parties have delivered or made available to the Administrative Agent a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $5,000,000, (B) incur liabilities or obligations in excess of $5,000,000 or (C) likely suffer damages or losses in excess of $5,000,000 by reason of the breach or termination thereof.

          SECTION 3.18.  Security Interest; Other Security.  This Credit
                         ---------------------------------
Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, Lenders and the Noteholders (upon (i) the timely filing of the appropriate UCC-1 financing statements with filing offices listed on Schedule 3.11, (ii) the timely filing of the Copyright Security Agreement with the U.S. Copyright Office, (iii) the timely filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) delivery of the Pledged Securities with appropriate stock powers to the Collateral Agent) valid and first priority perfected security interests in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Encumbrances.

          SECTION 3.19.  Disclosure.  Neither this Credit Agreement nor any
                         ----------
other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with such other agreements, documents, certificates and statements omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which materially and adversely affects, or would reasonably be expected in the future to materially and adversely affect, the business, assets or condition, financial or otherwise of the Credit Parties taken as a whole.

          SECTION 3.20.  Distribution Rights.  Each Credit Party has sufficient
                         -------------------
right, title and interest in each item of Product to enable it (i) to enter into and perform all of the Distribution Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet and the most recent Borrowing Base Certificate delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Credit Parties taken as a whole.

          SECTION 3.21.  Environmental Liabilities.  (a)   No Credit Party has
                         -------------------------
used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at or from any of its properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Credit Parties' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

          (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole and (ii) no claims have been made against any of the Credit Parties during the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole.

          SECTION 3.22.  Pledged Securities.  All of the Pledged Securities are
                         ------------------
duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws. Except as set forth on Schedule 3.22, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7(a).

          SECTION 3.23.  Compliance with Laws.  No Credit Party is in violation
                         --------------------
of any Applicable Law except for such violations in the aggregate which would not have a material adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole. The Borrowings hereunder, the Merger, the issuance of the Secured Subordinated Notes and the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section 5.19 will not violate any Applicable Law.

          SECTION 3.24.  Projected Financial Information.  Holdings has
                         -------------------------------
delivered to the Administrative Agent certain projections (copies of which were included in the information memorandum dated July, 1997 previously circulated to the Lenders) relating to the Parent and its Consolidated Subsidiaries consisting of balance sheets and statements of income, cash flows and Stockholders' Equity, together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements cover a period commencing on July 1, 1997 and ending on December 31, 2001 and are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such other projections may differ from the projected results.

          SECTION  3.25.  Year 2000 Compliance.  Any reprogramming required to
                          --------------------
permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by March 31, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or an Event of Default hereunder, or have a materially adverse effect upon the financial condition, the Collateral or the business of the Credit Parties taken as a whole.


4.  CONDITIONS OF LENDING

          SECTION 4.1.  Conditions Precedent to Effectiveness of this Amendment
                        -------------------------------------------------------
and Restatement.  The effectiveness of this amendment and restatement of the
---------------
Existing Credit Agreement and the making of the Term Loan are subject to the following conditions precedent:

          (a)   Corporate Documents.  On or prior to the Closing Date, the
                -------------------
Administrative Agent shall have received, with copies for each of the Lenders:

                (i) a copy of the articles or certificate of incorporation or joint venture agreement of each Credit Party, certified as of a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                (ii) a certificate of such Secretary of State and of the franchise tax entity of such jurisdiction of incorporation, if available, dated as of a recent date as to the good standing of and payment of taxes by each Credit Party which lists the charter documents on file in the office of such Secretary of State;

                (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which each Credit Party is qualified as a foreign corporation;

                (iv) a certificate of the Secretary of each Credit Party dated the date of the initial Loans and certifying (A) that attached thereto is a true and complete copy of the by-laws of such party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such party authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with its respective terms of this Credit Agreement, the Notes (if any) to be executed by it, and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such party executing (as applicable) this Credit Agreement, the Notes or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

               (v) such additional supporting documents as the Administrative Agent or its counsel or any Lender may reasonably request.

          (b)  Credit Agreement; Notes.  On or before the Closing Date the
               -----------------------
Administrative Agent shall have received the Credit Agreement executed by the Credit Parties and the Notes executed by the Borrower.

          (c)  Opinions of Counsel.  The Administrative Agent shall have
               -------------------
received the written opinions of Ropes & Gray, Sidley & Austin and Kenneth D. Schapiro, General Counsel to the Credit Parties dated the date hereof and addressed to the Administrative Agent and the Lenders substantially in the forms attached hereto as Exhibits B-1, B-2 and B-3 in form and substance satisfactory to Morgan, Lewis & Bockius LLP.

          (d)  Projected Financial Information.   The Credit Parties shall have
               -------------------------------
delivered to the Administrative Agent forecasted financial statements consisting of balance sheets, cash flow statements, income statements and borrowing base projections together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements shall cover a period commencing on the Closing Date and ending at fiscal year end 1999 and shall have been prepared on a basis consistent with the Borrower's past practices. All of the foregoing shall have been prepared in good faith and shall represent the good faith opinion of the senior management of the Borrower of the most probable course of its business as of the date of delivery of such projections to the Administrative Agent.

          (e)  No Material Adverse Change.  No material adverse change shall
               --------------------------
have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from March 31, 1998.

          (f)   Insurance.  The Borrower shall have furnished the Administrative
                ---------
Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by
Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Collateral Agent, as the Certificate holder and shall evidence the Borrower's compliance with Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

          (g)  Borrowing Base Certificate.  The Administrative Agent shall have
               --------------------------
received an initial Borrowing Base Certificate substantially in the form of Exhibit C hereto, signed by the Chief Financial Officer of each Borrower.

          (h)  Security and Other Documentation.  On or prior to the Closing
               --------------------------------
Date, the Administrative Agent shall have received fully executed copies of (i) Pledgeholder Agreements for each item of Product from each principal Laboratory (identified as such on Schedule 3.11), for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a) hereto; (ii) a Copyright Security Agreement listing each item of Product in which any Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by such Credit Parties; (iii) a Trademark Security Agreement for each trademark in which a Credit Party has any interest (as listed on Schedule 3.8(b) hereto) executed by such Credit Party; (iv) Laboratory Access Letters from each principal Laboratory (identified as such on Schedule 3.11) where a Credit Party has access rights to any physical elements of Product; (v) appropriate UCC-1 financing statements relating to the Collateral; (vi) Pledge Agreements, together with the Pledged Securities with appropriate undated stock powers executed in blank; and (vii) each Collection Account Letter relating to the Collection Accounts.

          (i)  Security Interests in Copyrights and other Collateral.  On or
               -----------------------------------------------------
prior to the Closing Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lenders to enable each such Credit Party to perform the Distribution Agreements to which each such Credit Party is a party and as to each Credit Party to grant to the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, Lenders and the Noteholders with a first priority perfected security interest in the Pledged Securities and Collateral (subject, as to Pledged Securities and the Collateral, to Permitted Encumbrances) have been filed or delivered to the Collateral Agent in satisfactory form for filing.

          (j)  Payment of Fees.  All fees and expenses then due and payable by
               ---------------
any Credit Party to the Administrative Agent and the Lenders in connection with the transactions contemplated hereby or by the Fee Letter shall have been paid.

          (k)  Certificate from the Borrower.  The Administrative Agent shall
               -----------------------------
have received a certificate, signed by an Authorized Officer on behalf of Borrower, confirming that the Borrower has determined that the projected availability of the Loans as determined by the Borrowing Base, together with funds from internally generated sources and other available sources that are acceptable to the Administrative Agent, is sufficient to finance the Borrower in a manner compatible with the forecasted financial statements previously delivered to the Lenders.

          (l)  Litigation.  Except as disclosed on Schedule 3.12 hereof, no
               ----------
litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Administrative Agent's good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent and its Subsidiaries to perform their respective Obligations hereunder or (iii) the rights and remedies of the Lenders.

          (m)   UCC Searches.  The Administrative Agent shall have received UCC
                ------------
searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Collateral Agent to make a UCC filing in order to provide the Collateral Agent with a perfected security interest in the Collateral.

          (n)   Financial Statements.  The Administrative Agent and the Lenders
                --------------------
shall have received and be satisfied with the true and complete copies of all of the financial statements referred to in Section 3.5.

          (o)   ERISA.  The Administrative Agent shall have received copies of
                -----
all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

          (p)   Delivery of Agreements.  The Administrative Agent shall have
                ----------------------
received and be satisfied with the terms and provisions of (i) the Borrower's standard form of Distribution Agreement and all significant existing Distribution Agreements listed on Schedule 3.17 which are not on such standard form, (ii) all joint venture or partnership agreements to which any Credit Party is a party and (iii) all other agreements listed on Schedule 3.17 to the extent requested by the Administrative Agent.

          (q)   Contribution Agreement.  The Administrative Agent shall have
                ----------------------
received a fully executed Contribution Agreement duly executed by all parties thereto.

          (r)   Compliance with Laws.  The Administrative Agent shall be
                --------------------
satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law.

          (s)   Required Consents  and Approvals.  The Administrative Agent
                --------------------------------
shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of Acquisition Co., Holdings, the Parent and its Subsidiaries, and from any other entity, foreign or domestic, whose consent or approval the Administrative Agent in its reasonable discretion deems necessary to effect the transactions contemplated hereby.

          (t)   Approval of Counsel to the Administrative Agent.  All legal
                -----------------------------------------------
matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

          (u)   Other Documents.  The Administrative Agent shall have received
                ---------------
such other documentation as the Administrative Agent may reasonably request.

          SECTION 4.2.  Conditions Precedent to Each Loan and Letter of Credit.
                        ------------------------------------------------------
The obligation of the Fronting Bank to issue each Letter of Credit and of the Lenders to make each Loan and to issue and participate in each Letter of Credit (including the initial Loans and Letter of Credit) are subject to the following conditions precedent:

          (a)   Notice.  The Administrative Agent shall have received a notice
                ------
with respect to such Borrowing or the Fronting Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

          (b)   Borrowing Certificate.  The Administrative Agent shall have
                ---------------------
received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower.

          (c)   Representations and Warranties.  The representations and
                ------------------------------
warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

          (d)   No Event of Default.  On the date of each Borrowing or the
                -------------------
issuance of each Letter of Credit hereunder, each Credit Party shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

          (e)   Additional Condition.   The Administrative Agent shall have
                --------------------
received evidence satisfactory to it that after giving effect to each Borrowing the Obligations shall not exceed the amount set forth in Section 8.14(b)(a)(1) of the Note and Stock Purchase Agreement governing the Secured Subordinated Notes.

          (f)   Additional Documents.  The Lenders shall have received from the
                --------------------
Borrower on the date of each Borrowing and issuance of each Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section.

          SECTION 4.3.  Conditions Precedent to Loans and/or Letters of Credit
                        ------------------------------------------------------
under the Special Production Tranche.  The obligations of the Fronting Bank to
------------------------------------
issue Letters of Credit as part of the Special Production Tranche and of each Lender to make Revolving Credit Loans as part of the Special Production Tranche and/or participate in such Letters of Credit is subject to the following conditions precedent (in addition to those conditions precedent set forth in Section 4.2):

          (a) Declaration.  The Administrative Agent shall have received from
              -----------
the Borrower a written notice containing the details of the Designated Picture involved, whether the producer of the Designated Picture is a Credit Party or a Special Purpose Producer and declaring an appropriate portion of the Revolving Credit Commitments as being reserved as part of the Special Production Tranche for such Designated Picture and specifying whether the Revolving Credit Loans to finance the production of such Designated Picture are to be made to the Borrower, another Credit Party or directly to a Special Purpose Producer.

          (b) Special Purpose Producer Credit Agreement.  If the Designated
              -----------------------------------------
Picture is being produced by a Special Purpose Producer, the Administrative Agent shall have received a fully executed Special Purpose Producer Credit Agreement and all other conditions precedent thereunder shall have been satisfied.

          (c) Supporting Documentation.  The Administrative Agent shall have
              ------------------------
received such additional supporting documentation as it normally requires in connection with single picture financing relating to the Designated Picture (including, but not limited to, Chain of Title, budget, cash flows, the negative pickup or other payment obligation from Borrower or a guarantee from Borrower) in form and substance reasonably satisfactory to the Administrative Agent.

          (d) Completion Guarantee. The Administrative Agent shall have received
              --------------------
a Completion Guarantee from an Approved Completion Guarantor.

          (e) Co-Productions, etc.  If any portion of the Designated Picture is
              --------------------
to be financed by a third party or if a third party is to have any ownership interest in such Designated Picture or its copyright, then such third party shall have been approved by the Administrative Agent shall have received and be satisfied with the co-financing agreement, an intercreditor agreement and such other documentation as it shall deem appropriate.

          (f) Security Documentation.  If the Designated Picture is being
              ----------------------
produced by a Credit Party, the Administrative Agent shall have received all appropriate security documentation and proof of filings, required by it, in connection with the creation of a first perfected lien in favor of the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders.

5.  AFFIRMATIVE COVENANTS

          From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

          SECTION 5.1.  Financial Statements and Reports.  Furnish or cause to
                        --------------------------------
be furnished to the Administrative Agent in sufficient numbers for distribution to the Fronting Bank and the Lenders:

          (a) Within 120 days after the end of each fiscal year of the Parent the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of, and the related statements of income, Stockholders' Equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified opinion of Price Waterhouse LLP or such other independent public accountants of recognized standing as shall be retained by the Parent and be reasonably satisfactory to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

          (b) Within 50 days after the end of each of the first three fiscal quarters of each of its fiscal years the unaudited consolidated balance sheets of the Parent and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Parent, on behalf of the Parent, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Parent, all adjustments necessary to present fairly in all material respects the financial position of the Parent and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Parent, on behalf of the Parent, in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.14 through 6.20 and 6.23 hereof and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

          (d) Furnish to the Lenders, together with each set of audited financial statements required by paragraph (a) above, a certificate from the independent public accountants rendering the report thereon (i) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (ii) stating that, insofar as they relate to accounting matters, the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above at the end of the fiscal year are stated in accordance with the terms of this Credit Agreement;

          (e) On or prior to the twentieth day of each month, a certificate ("Borrowing Base Certificate") in the form of Exhibit C hereto, setting forth
----------------------------
the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information including the calculation of each such component (the Borrower, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

          (f) Promptly upon their becoming available, copies of all audits (except royalty audits, participation audits and similar audits) prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, the comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

          (g) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrower or any other Credit Party shall file with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrower or any other Credit Party shall release, send or make available to its common stockholders generally;

          (h) Notice of (i) approval by any Credit Party's Board of Directors of a firm proposal for the issuance of any additional debt or equity securities other than the issuance of securities to employees in connection with the exercise of options and (ii) the date on which such Credit Party expects to receive the net cash proceeds from the issuance of such additional debt or equity securities;

          (i) Simultaneously with the delivery of the statements referred to in paragraph (a) of this Section 5.1, the calculation of the Eligible Library Amount computed as of the last

Business Day of the prior fiscal year as contemplated by the definition of "Eligible Library Amount;"

          (j) Within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 1997) forecasted financial statements consisting of balance sheets of the Parent and its Subsidiaries, cash flow statements and income statements together with appropriate supporting details and a statement of underlying assumptions comparable to the projections delivered to the Lenders pursuant to Section 4.1(d) hereof which cover the succeeding two fiscal years, and which shall have been prepared in accordance with GAAP; and

          (k) From time to time such additional information regarding the financial condition or business of the Credit Parties or otherwise regarding the Collateral, as any Lender may reasonably request for the purpose of assuring itself as to compliance by the Credit Parties with the terms hereof including, without limitation, copies of all management projections, studies or evaluations prepared by consultants for or presented to any Credit Party's Board of Directors

          SECTION 5.2.  Corporate Existence.  Do or cause to be done all things
                        -------------------
necessary to preserve, renew and keep in full force and effect its corporate existence, rights, material licenses, material permits and material franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under Section 6.7 and except that any Subsidiary of the Parent (other than Borrower) may be liquidated or dissolved if in the reasonable judgment of the Board of Directors of the Borrower such Subsidiary is no longer necessary for the proper conduct of the business of the Borrower.

          SECTION 5.3.  Maintenance of Properties.  Keep its tangible properties
                        -------------------------
which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings; provided, however, that
                                                    --------  -------
nothing in this Section 5.3 shall prevent any Credit Party from discontinuing the use, operation or maintenance of such properties or disposing of them if such discontinuance or disposal is, in the judgment of its Board of Directors, desirable in the conduct of the business.

          SECTION 5.4.  Notice of Material Events.  (a)  Promptly upon any
                        -------------------------
executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition or operations of the Borrower and its Subsidiaries taken as a whole, financial or otherwise, (other than changes due to seasonality that are consistent with the corresponding periods in prior years), (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement, the repayment of the Notes, or the security interests granted to the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, the Lenders under this Credit Agreement and the Noteholders or any other Fundamental Document, (iv) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (v) any change in the name of any Credit Party, (vi) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or
(vii) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (d) of Article 7, such Credit Party shall promptly give written notice thereof to the Administrative Agent and Collateral Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

          (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), could reasonably be expected to materially and adversely affect the Borrower and its Subsidiaries taken as a whole, such Credit Party shall promptly give notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and
(ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

          SECTION 5.5.  Insurance.  (a)  Keep its assets which are of an
                        ---------
insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices.

          (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

          (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

          (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Administrative Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

          (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

          (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that production insurance recoveries received prior to
--------  -------
Completion or abandonment of an item of Product may be utilized to finance the production of such item of Product and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that none of the Collateral Agent, the Administrative Agent, the Fronting Bank or the Lenders shall be liable for premiums or calls, name both the Collateral Agent and the Administrative Agent (for the benefit of itself, the Fronting Bank and the Lenders) as additional insureds including, without limitation, under any "Errors and Omissions" policy.

          (g) Upon the request of the Administrative Agent, the Borrower will render to the Administrative Agent a statement in such detail as the Administrative Agent may request as to all such insurance coverage.

          SECTION 5.6.  Production.  Cause each item of Product being produced
                        ----------
by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

          SECTION 5.7.  Music.  When an item of Product has been scored, if
                        -----
requested by the Administrative Agent, deliver to the Administrative Agent within a reasonable period of time after such request (a) written evidence of the music synchronization rights, if any, obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

          SECTION 5.8.  Copyright.  (a)  Within 90 days after the later of (x)
                        ---------
the initial release or broadcast of each item of Product or (y) the acquisition of rights in each such item of Product by a Credit Party, to the extent any Credit Party is or becomes the copyright proprietor thereof, or any Credit Party otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, the Lenders and the Noteholders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Administrative Agent or Collateral Agent may reasonably specify, and, if such interest may be registered with the United States Copyright Office or such other jurisdictions, immediately deliver to the Collateral Agent, with copies to the Administrative Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating to such item executed by such Credit Party.

          (b) Obtain instruments of transfer or other documents evidencing a vested non-contingent interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record, if such interest may be registered with the United States Copyright Office or such other jurisdictions, such instruments of transfer on the United States Copyright Register and in such other jurisdictions as the Administrative Agent or the Collateral Agent may reasonably specify.

          SECTION 5.9.  Books and Records.  (a)  Maintain or cause to be
                        -----------------
maintained at all times true and complete books and records of its financial operations and provide the Administrative Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon notification to the Borrower may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificate and the various other reports delivered by any Credit Party to the Administrative Agent, the Fronting Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

          (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Administrative Agent will so notify the Borrower. The Administrative Agent agrees to have such confirmation made through the Credit Parties' auditors. If for any reason such auditors fail to proceed with the confirmations, the Administrative Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and/or the Collateral Agent shall be entitled to confirm directly with account debtors the amounts and terms of all accounts receivable. Any confirmation conducted prior to an Event of Default shall be at the expense of the Lenders.

          SECTION 5.10.  Third Party Audit Rights.  Promptly notify the
                         ------------------------
Administrative Agent of, and allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party licensee, partnership and joint venture under any agreement with respect to any item of Product included in the Collateral. The Credit Parties will exercise their audit rights with respect to any third party licensees, partnerships and joint ventures under any agreement with respect to an item of Product included in the Collateral upon the reasonable request of the Administrative Agent. After an Event of Default has occurred and is continuing, the Administrative Agent and/or the Collateral Agent shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

          SECTION 5.11.  Observance of Agreements.  Duly observe and perform all
                         ------------------------
material terms and conditions of all material agreements with respect to the exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

          SECTION 5.12.  Laboratories; No Removal.  (a)  To the extent any
                         ------------------------
Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Administrative Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such materials at a Laboratory that has delivered a Laboratory Access Letter to the Administrative Agent, then the Credit Parties will deliver to the Administrative Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such

Laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Credit Party shall provide the Administrative Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other laboratory and all other parties to such Pledgeholder Agreement (including the Collateral Agent). Each Credit Party hereby agrees not to remove or cause the removal of the original negative and film or sound materials with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States, Canada, the United Kingdom or such other location reasonably approved by the Administrative Agent or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to the Administrative Agent) have not been filed against such Credit Party holding any rights to such item of Product.

          (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory as soon as practicable and will use its best efforts to deliver the daily rushes on a weekly basis.

          (c) With respect to items of Product completed after July 9, 1997 together with the financial statements delivered pursuant to Section 5.1(b), deliver to the Administrative Agent, the Collateral Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

          SECTION 5.13.  Taxes and Charges; Indebtedness in Ordinary Course of
                         -----------------------------------------------------
Business.  Duly pay and discharge, or cause to be paid and discharged, before
--------
the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; provided, however, that any such tax, assessment,
                              -------- --------
charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such
                                                   --------  -------
Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations.

          SECTION 5.14.  Liens.  Defend the Collateral against any and all Liens
                         -----
howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

          SECTION 5.15.  Further Assurances; Security Interests.  (a)  Upon the
                         --------------------------------------
request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

          (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders) a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders) the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

          (c) Promptly undertake to deliver or cause to be delivered to the Collateral Agent, the Administrative Agent, the Fronting Bank and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders.

          SECTION 5.16.  Receivables Audit.  In connection with the annual audit
                         -----------------
of the financial statements of the Parent and its Consolidated Subsidiaries by Price Waterhouse LLP (or any successor auditor), if so requested by the Administrative Agent, arrange for account debtors to confirm accounts receivables (both on and off balance sheet) which confirmations shall be delivered by Price Waterhouse LLP (or such successor auditor) to the Administrative Agent.

          SECTION 5.17.  ERISA Compliance and Reports.  Furnish to the
                         ----------------------------
Administrative Agent (a) as soon as possible, and in any event within 30 days after any Credit Party knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the applicable Credit Party of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or the Borrower or such Credit Party will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Parent and its Subsidiaries taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes, a statement of an executive officer of the Borrower, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto,
(b) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

          SECTION 5.18.  Environmental Laws.  (a)  Promptly notify the
                         ------------------
Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a materially adverse effect on the Parent and its Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a materially adverse effect on the Parent and its Subsidiaries taken as a whole.

          (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a materially adverse effect on the Parent and its Subsidiaries taken as a whole.

          (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a materially adverse effect on the Parent and its Subsidiaries taken as a whole. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

          (d) Defend, indemnify and hold harmless the Administrative Agent, the Fronting Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

          SECTION 5.19.  Use of Proceeds.  Use the proceeds of the Loans solely
                         ---------------
for Borrower (i) to refinance existing senior and subordinated debt of the Parent and redeem existing common and preferred stock, options and warrants pursuant to the Merger Agreement; (ii) to finance the production, distribution or acquisition of feature films and video product; (iii) to acquire rights to television product for exploitation in other media; and (iv) for other general corporate purposes.

          SECTION 5.20.  Security Agreements with the Guilds.  Furnish to the
                         -----------------------------------
Administrative Agent duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and
(ii) an intercreditor agreement (in form and substance satisfactory to the Administrative Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Administrative Agent pursuant to clause (i) above.

          SECTION 5.21.  Uncompleted Products.  With respect to each item of
                         --------------------
Product for which any Credit Party has Production Exposure in the amount of $5,000,000 or more and for each Designated Picture, deliver to the Administrative Agent, not later than (A) five (5) days prior to the commencement of principal photography of such item of Product and (B) five (5) days prior to payment of the acquisition cost for a negative pick-up, each of the following to the extent applicable (it being understood that for purposes of clause (B): (x) clauses (i) and (viii) below shall not be applicable and (y) Pledgeholder Agreements pursuant to clause (vii) shall be delivered if not already covered by a Pledgeholder Agreement, within five (5) days after payment of the acquisition cost), (i) the budget and cash flow schedule for such item of Product, (ii) a schedule identifying all agreements executed by a Credit Party in connection with such item of Product which provide for deferments existing of compensation or a gross profit participation payable by any Credit Party or from its share of revenues, (iii) copies of such of the foregoing agreements as the Lenders may reasonably request, (iv) certificates or binders of insurance with respect to such item of Product (and policies of insurance if requested by the Administrative Agent), including all forms of insurance coverage required by
Section 5.5 hereof, (v) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Administrative Agent, in the appropriate Credit Party ownership of sufficient copyright rights in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Collateral Agent the security interests therein which are contemplated by this Credit Agreement which documents shall evidence to the Administrative Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product, (vi) an executed Copyright Security Agreement Supplement with respect to such item of Product, (vii) to the extent not already covered by an existing Pledgeholder Agreement executed Pledgeholder Agreements with respect to such item of Product, and (viii) a Completion Guarantee with respect to such item of Product in form and substance satisfactory to the Administrative Agent naming the Administrative Agent, for the benefit of the Lenders, as a beneficiary thereof.

          SECTION 5.22.  Negative Cost Statements.   Deliver to the
                         ------------------------
Administrative Agent, within 30 days after each item of Product produced by a Credit Party is Completed, a tentative negative cost statement, and within 120 days after each such item of Product is Completed, a final negative cost statement.

          SECTION 5.23.  Subsidiaries.  Cause each Inactive Subsidiary which
                         ------------
becomes active after the date hereof to deliver to the Collateral Agent as promptly as practicable an Instrument of Assumption and Joinder duly executed by such Subsidiary, appropriate UCC-1 financing statements executed by such Subsidiary and to the extent the stock of such Subsidiary has not previously been pledged to the Collateral Agent, a Pledge Agreement Supplement duly executed by the appropriate Credit Party accompanied by the stock certificates of such Subsidiary together with undated stock powers executed in blank.


6.  NEGATIVE COVENANTS

          From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

          SECTION 6.1.  Limitations on Indebtedness.  Incur, create, assume or
                        ---------------------------
suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur create, assume or suffer to exist any Indebtedness other than:

          (a) the Indebtedness represented by the Notes and the other
     Obligations;

          (b) Indebtedness in respect of secured purchase money financing, including Capital Leases, to the extent permitted by Section 6.2(b) and not to exceed $1,000,000 in the aggregate at any one time outstanding;

          (c) unsecured liabilities for acquisitions of rights or Product incurred in the ordinary course of business and not otherwise prohibited hereunder;

          (d) Indebtedness relating to net or gross profit participations, deferments and guild residuals with respect to the production or acquisition of items of Product;

          (e) existing Indebtedness listed on Schedule 3.17 hereto but no increases, extensions or renewals thereof unless otherwise noted on
     Schedule 3.17;

          (f) Indebtedness incurred by a Credit Party that is a Special Purpose Producer which is non-recourse to any other Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee; provided,
                                                                       --------
     however, that the Borrower may only seek such off-balance sheet financing
     -------
     if the Lenders have first been offered, for a period of not less than 15 days, the opportunity to provide such financing and all of the Lenders shall have declined;

          (g) in the case of the Guarantors, the guarantees of the Obligations pursuant to Article 8 hereof;

          (h) Indebtedness incurred in connection with inter-company advances permitted under Section 6.4(v) hereof;

          (i) the Secured Subordinated Notes and any refinancing thereof, including associated fees and expenses; provided such refinancing is substantially on the same terms and conditions as the Secured Subordinated Notes;

          (j) Subordinated Debt that does not require any cash payments at any time prior to July 9, 2005;

          (k) preferred stock issued by Holdings that does not require any cash payments at any time prior to January 9, 2004 and that has no provision for mandatory redemption;

          (l) Indebtedness in respect of MIS Expenditures as permitted by
     Section 6.11;

          (m) Guarantees permitted pursuant to Section 6.3; and

          (n) other Indebtedness not to exceed $1,000,000 in the aggregate outstanding at any time.

          SECTION 6.2.  Limitations on Liens. Incur, create, assume or suffer to
                        --------------------
exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

          (a) Liens pursuant to written security agreements (in form and substance acceptable to the Administrative Agent) in favor of guilds or unions required by the guilds or unions if required pursuant to terms of collective bargaining agreements; provided that such guilds have entered
                                       -------- ----
     into an intercreditor agreement with the Collateral Agent reasonably satisfactory in all respects to the Collateral Agent;

          (b) Liens granted to the Person financing the acquisition of property, plant or equipment or other property acquired by a Credit Party, including Liens related to Capital Leases if (i) limited to the particular assets acquired; (ii) the debt secured by the Lien does not exceed the acquisition cost of a particular asset for which the Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this paragraph does not exceed $1,000,000 at any one time outstanding;

          (c) Liens related to MIS Expenditures permitted under Section 6.11 hereof if (i) limited to the particular assets acquired, and (ii) the aggregate amount of all Indebtedness secured by Liens permitted under this paragraph does not exceed $3,000,000 at any one time outstanding;

          (d) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements on terms reasonably satisfactory to the Administrative Agent;

          (e) deposits under worker's compensation, unemployment insurance, old-age pensions and other Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds incurred in the ordinary course of business (other than Completion Guarantees);

          (f) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of
     Section 5.13 hereof;

          (g) Liens incurred in the ordinary course of business with regard to goods provided or services rendered by laboratories and post-production houses, record warehouses, common carriers, landlords, warehousemen, mechanics, and suppliers of materials and equipment which secure outstanding trade payables in amounts not exceeding $5,000,000 in the aggregate;

          (h) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

          (i) Liens granted by a Credit Party that is a Special Purpose Producer pursuant to a Special Purpose Producer Credit Agreement and/or otherwise permitted which are non-recourse to any other Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee permitted under Section 6.1(f) hereof; provided that the collateral encumbered by such liens is limited to the negative pick-up agreement or the short-fall guarantee, as the case may be;

          (j) Liens granted to the Collateral Agent by a Credit Party pursuant to an interparty agreement as contemplated by a Special Purpose Producer Credit Agreement;

          (k) the Liens of the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

          (l) existing Liens set forth on Schedule 6.2 hereto;

          (m) customary Liens in favor of Approved Completion Guarantors in connection with Completion Guarantees;

          (n) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money;

          (o) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties;

          (p) the Lien securing the Secured Subordinated Notes subject to the Collateral Agency Agreement;

          (q) easements, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances on real property which do not materially detract from the value of the property subject therefor or interfere with the ordinary conduct of business of the Credit Parties; and

          (r) other Liens securing other Indebtedness not to exceed $1,000,000.

          SECTION 6.3.  Limitation on Guarantees. Provide any Guaranty, either
                        ------------------------
directly or indirectly, except (i) negative pickup agreements and minimum guarantees to acquire items of Product in the ordinary course of business to the extent otherwise permitted under Section 6.23 and the other provisions hereof,
(ii) guarantees of the obligations of Special Purpose Producers under talent agreements for the provision of services related to the production of items of Product, provided that such obligations are included within the Credit Party's Production Exposure for each such item of Product, (iii) guarantees to the Administrative Agent, the Fronting Bank and the Lenders in accordance with
Article 8 hereof, (iv) existing Guarantees listed on Schedule 6.3 hereto, (v) Guarantees of the Senior Subordinated Notes and any refinancing thereof permitted under Section 6.1(j), (vi) guarantees of one Credit Party of the obligations of another to the extent otherwise permitted hereunder and (vii) other Guarantees not to exceed $1,000,000 in the aggregate outstanding at any time.

          SECTION 6.4.  Limitations on Investments. Create, make or incur any
                        --------------------------
Investment other than (i) as part of the Special Production Tranche, (ii) to acquire Product in the ordinary course of business to the extent otherwise permitted under Section 6.23 and the other provisions hereof, (iii) nominal investments in Special Purpose Producers, (iv) purchase of Cash Equivalents, (v) inter-company advances among Credit Parties (other than advances to the Parent or Holdings by the Borrower or any other Subsidiary of the Parent), (vi) Investments as of the Closing Date set forth on Schedule 6.4, (vii) guarantees permitted pursuant to Section 6.3, (viii) Investments of any Credit Party in its existing Subsidiaries that are Credit Parties and the acquisition or creation of new Subsidiaries in accordance with Section 6.24 hereof, (ix) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business, (x) loans or advances to employees in the ordinary course of business (such as travel advances), (xi) promissory notes or other debt obligations received in connection with asset dispositions permitted hereunder, (xii) other loans to management employees of Credit Parties, provided that, the aggregate principal
                                        -------- ----
balance of all such loans does not exceed $1,500,000 at any time, (xiii) intercompany advances to Parent and/or Holdings, the proceeds of which were used to repurchase, redeem or otherwise retire the Parent's Increasing Rate Notes and its common and preferred stock, options and warrants existing on July 9, 1997 and to pay out-of-pocket expenses, fees and other costs of Parent, Holdings or any Bain Related Party, any Lender or Canyon associated with the transactions contemplated by the Merger Agreement in an aggregate amount not to exceed $125,000,000 or for management loans to employees permitted hereunder, (xiv) Investments in joint ventures not to exceed $2,000,000 at any time, (xv) Investments in connection with co-production otherwise permissible hereunder,
(xvi) advances in connection with the acquisition or distribution of Product and
(xvii) other Investments not to exceed $1,000,000 in the aggregate outstanding at any time.

          SECTION 6.5.  Restricted Payments. Declare, make or incur any
                        -------------------
liability to make any Restricted Payments other than (i) cash payments made to repurchase, redeem or otherwise retire all of the Parent's Increasing Rate Senior Subordinated Notes due 1999 and its common and preferred stock, options and warrants existing on July 9, 1997 and to pay out-of-pocket expenses, fees and other costs of Parent, Holdings or any Bain Related Party or Canyon associated with the transactions contemplated by the Merger Agreement in an aggregate amount not to exceed $125,000,000, (ii) required payments (but not prepayments) of interest on the Secured Subordinated Notes or other Subordinated Debt permitted hereunder so long as such payment would not violate the subordination provisions applicable to such Subordinated Debt, so long as no Event of Default of the type specified in Section 7(b) is then continuing, the payment to a Bain Related Party and/or Canyon of a $1,190,476 per year management fee provided that at any time that such management fee cannot be paid hereunder, such management fee shall accrue and may be paid at such time that the Event of Default has been cured or waived, (iii) cash dividends in order to pay consolidated state and federal taxes of Holdings and its Subsidiaries, (iv) payments to the Borrower from any other Credit Party, (v) advances to Parent and Holdings, the proceeds of which are used for management loans to employees permitted hereunder and (vi) advances to Parent and Holdings to redeem management owned stock up to $1,000,000 in the aggregate only if such employment arrangement has been terminated whether by death, disability or otherwise plus
                                                                          ----
the amount of any proceeds to Holdings or its Subsidiaries from (x) sales of stock of Holdings to bona fide full time employees of any Credit Party after July 9, 1997 and (y) any "keyman" life insurance policies which are used to make such redemptions or repurchases.

          SECTION 6.6.  Limitations on Leases. Create, incur or assume combined
                        ---------------------
lease expense (but specifically excluding amounts included in the Budgeted Negative Cost of an item of Product) for any twelve consecutive calendar months in excess of $2,000,000.

          SECTION 6.7.  Consolidation, Merger, Sale or Purchase of Assets, etc.
                        -------------------------------------------------------
Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its property, stock or assets or agree to do or suffer any of the foregoing, except that any Subsidiary of the Parent may merge with and into, or transfer assets to, another Subsidiary of the Parent or with and into, or transfer assets to, the Parent; provided that (i) if any such transaction involves the Borrower, then the Borrower must be the surviving entity in each such transaction, (ii) if any such transaction involves a Credit Party that is a Subsidiary of the Borrower but does not involve the Borrower, then such Credit Party must be the surviving entity in any such transaction and (iii) if any such transaction involves a Credit Party, but involves neither the Borrower nor any Subsidiary of the Borrower, then such Credit Party must be the surviving entity in such transaction.

          SECTION 6.8.  Receivables. Sell, discount or otherwise dispose of
                        -----------
notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

          SECTION 6.9.  Sale and Leaseback. Enter into any arrangement with any
                        ------------------
Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, unless such arrangement does not impair the collateral position of the Lenders and is evidenced by documentation acceptable to the Required Lenders.

          SECTION 6.10.  Places of Business; Change of Name. Change the
                         ----------------------------------
location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case (i) giving the Administrative Agent and Collateral Agent written notice within 30 days following such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Collateral Agent to maintain perfection of the security interest of the Collateral Agent for the benefit of the Administrative Agent, Fronting Bank, the Lenders and the Noteholders in the Collateral.

          SECTION 6.11.  Limitations on Capital Expenditures. Make or incur on
                         -----------------------------------
a Consolidated basis any obligation to make (i) Capital Expenditures (other than amounts included in the Budgeted Negative Cost of an item of Product or amounts expended in connection with MIS Expenditures) for any fiscal year in excess of $1,000,000 which to the extent unused may be carried over to subsequent fiscal years plus an additional $1,500,000 in the aggregate during the period ending December 31, 1998 and (ii) MIS Expenditures for any fiscal year in excess of $3,000,000.

          SECTION 6.12.  Transactions with Affiliates. Except for transactions
                         ----------------------------
permitted under Section 6.5 hereof, effect any transaction with an Affiliate other than a Credit Party on a basis less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis (and if involving more than $100,000, without a resolution approving each such transaction from the Board of Directors of each Credit Party involved).

          SECTION 6.13.  Prohibition of Amendments or Waivers. (a) Amend,
                         ------------------------------------
alter, modify, terminate or waive, or consent to any amendment, alteration, modification or waiver of (x) the WEA Distribution Agreement or other material agreement to which any Credit Party is a party, including, without limitation, all agreements identified on Schedule 3.17 hereto, or the terms thereof in any manner which would change, alter or waive any material term thereof and which could reasonably be expected to (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base, (ii) materially and adversely affect the financial condition of the Credit Parties, taken as a whole, (iii) materially and adversely affect the rights of the Lenders under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or (v) decrease the amount of the Borrowing Base to less than the then outstanding principal amount of the Loans, or (y) any indenture or note purchase agreement governing the Secured Subordinated Notes or any other Subordinated Debt in any manner whatsoever.

          (b) Notwithstanding Section 6.13(a)(x), increase or agree to increase the "Advances" (as such term is defined in the WEA Distribution Agreement) unless such "Advances" are non-refundable or the obligation to repay such "Advances" is subordinated on terms and conditions satisfactory to the Administrative Agent in its sole discretion.

          SECTION 6.14.  Unrecouped Print and Advertising Expenses.  Permit
                         -----------------------------------------
Unrecouped Print and Advertising Expenses to at any time exceed $10,000,000 for any individual item of Product or permit the sum of Unrecouped Print and Advertising Expenses, computed for each individual item of Product, to exceed $20,000,000 in the aggregate at any time.

          SECTION 6.15.  Development Costs.  Permit development costs (which
                         -----------------
have not been sold, written off or allocated to an item of Product for which active preproduction has commenced) to exceed $5,000,000 in the aggregate or $750,000 for any item of Product.

          SECTION 6.16.  Overhead Expense.  Permit aggregate allocated and
                         ----------------
unallocated overhead expenses to exceed $18,000,000 in fiscal year 1997 (on a pro forma basis) or to exceed in any subsequent fiscal year 110% of the maximum amount permitted for the immediately preceding fiscal year.

          SECTION 6.17.  Consolidated Capital Base  Permit Consolidated Capital
                         -------------------------
Base at the end of any quarter to be less than the Required Consolidated Capital Base for such quarter.

          SECTION 6.18.  EBIT Ratio.  Commencing with the quarter ending
                         ----------
September 30, 1998, permit the ratio (the "EBIT Ratio") of (x) the sum of EBIT,
                                           ----------
plus amortization of goodwill and capitalized financing costs, plus management fees paid to Bain Capital for the trailing four quarters ending on each quarter to (y) the sum of Total Interest (excluding non-cash interest expense) as determined as of each quarter end to be less than (i) 1.00:1.00 for the period from September 30, 1998 through December 31, 1998, (ii) 1.10:1.00 for the period from January 1, 1999 through June 30, 1999, (iii) 1.25:1.00 for the period from July 1, 1999 through December 31, 1999 and (iv) 1.50:1.00 thereafter.

          SECTION 6.19.  Leverage Ratio.  Permit the ratio (the "Leverage
                         --------------                          --------
Ratio") of (i) the sum of Consolidated Senior Debt plus Off-Balance Sheet Commitments less all Off-Balance Sheet Receivables and Borrowing Base credits that relate to items of Product that are the subject of such Off-Balance Sheet Commitments (but not more with respect to any particular items of Product than the related amount of Off-Balance Sheet Commitments) to (ii) Consolidated Capital Base to be greater than 5:1 at any time.

          SECTION 6.20.   Liquidity Ratio.  Permit the ratio (the "Liquidity
                          ---------------                          ---------
Ratio") of (i) all projected known cash sources (including cash on hand,
-----
borrowing under the revolving credit facility (taking into account projected Borrowing Base availability), cash receipts from operations and overhead reimbursements) to (ii) all projected known cash uses (including debt service, amounts to be spent to acquire film inventory, print and advertising expenses, overhead, and all other cash expenditures), all as determined as of each quarter end and as projected in good faith for the ensuing 24 months, to be less than 1.1:1.

          SECTION 6.21.  No Change in Business.  Engage in any business
                         ---------------------
activities other than (i) development, production, distribution and acquisition of theatrical motion pictures, video product and television movies and other specialized entertainment products and the exploitation of theatrical motion pictures and videos and other specialized entertainment products and rights therein (including music publishing, soundtrack album, merchandising, print publishing, and other exploitation of ancillary rights) as well as the production and exploitation of images, and sounds akin to motion picture images and sounds but employing electronic or light media, now existing or hereafter created and (ii) other entertainment and media-related business activities that involve aggregate expenditures of no more than $2,500,000 during the period commencing with July 9, 1997 and ending with the termination of this Credit Agreement.

          SECTION 6.22.  ERISA Compliance.  Engage in a "prohibited
                         ----------------
transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in
Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan maintained or contributed to by any Credit Party; or permit any Plan maintained by any Credit Party to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by any Credit Party to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under
Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially adverse to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes.

          SECTION 6.23.  Additional Limitations on Production and Acquisition of
                         -------------------------------------------------------
Product.  (a)  Begin production on any item of Product for which the Credit
-------
Parties have a current financial exposure (as opposed to a negative pick-up arrangement) or are otherwise subject to an economic risk of Completion if Production Exposure exceeds $5,000,000 per item of Product or $10,000,000 in the aggregate, unless a Completion Guarantee with respect to such item of Product is obtained from an Approved Completion Guarantor.

          (b) Produce or acquire any item of Product with a Production Exposure in excess of $15,000,000 without the approval of the Administrative Agent.

          (c) Acquire rights in an item of Product which is not in its first cycle of exploitation with the exception of library acquisitions not to exceed $5,000,000 per year.

          (d) Permit the number of Completed, but not yet released, items of Product having Production Exposure exceeding $10,000,000 to exceed three.

          SECTION 6.24.  Subsidiaries.  Acquire or create any new direct or
                         ------------
indirect Subsidiary; provided, however, that a Credit Party may incorporate
                     --------  -------  ----
additional Subsidiaries if (i) each such Subsidiary that is not a Controlled Foreign Corporation executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit L whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary that is not a Controlled Foreign Corporation or 66% of the shares of capital stock of such Subsidiary that is a Controlled Foreign Corporation held by such Credit Party become part of the Pledged Securities hereunder and are delivered to the Collateral Agent together with stock powers for each such certificate executed in blank, and/or (ii) such Credit Party takes such other action in connection with the stock of such Subsidiary as is deemed appropriate by the Administrative Agent to protect the Lenders' security interest therein.

          SECTION 6.25.  Bank Accounts.  After the date hereof, open or maintain
                         -------------
any bank account other than (a) at the office of the Administrative Agent as contemplated by Section 6 of the Security Agreement, (b) those accounts approved by the Administrative Agent and listed on Schedule 6.25, or (c) a Production Account, as to which the Administrative Agent shall have received notice.

          SECTION 6.26.  Hazardous Materials.  Cause or permit any of its
                         -------------------
properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

          SECTION 6.27.  Use of Proceeds of Loans and Requests for Letters of
                         ----------------------------------------------------
Credit.  Use the proceeds of Loans or request any Letter of Credit hereunder
------
other than for the purposes set forth in, and as required by, Section 5.19 or
6.28 hereof.

          SECTION 6.28.  Special Production Tranche.  Use the proceeds of Loans
                         --------------------------
made under a Special Production Tranche for purposes other than to fund production of the relevant Designated Picture.

          SECTION 6.29.  Interest Rate Protection Agreements, etc.  Enter into
                         ----------------------------------------
any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

          SECTION 6.30.  Amortization Method.  Change the method of amortization
                         -------------------
used by any of the Credit Parties after giving effect to the Merger, unless required to do so under GAAP.

          SECTION 6.31.  Special Purpose Distributors.  Enter into any
                         ----------------------------
transaction with any Person where such Person(s) effectively acts as a distributor or intermediary for the exploitation of Product in one or more territories in an arrangement whereby payments under Distribution Agreements entered into by such Person with third parties are included in the Borrowing Base (provided such payments constitute Eligible Receivables) unless such transaction as well as the proposed Person who will effectively act as a distributor or intermediary, have been approved in writing by the Administrative Agent. Each Credit Party agrees that it will enter into, and require each Special Purpose Distributor to enter into, such Distributor Security Documents as the Administrative Agent or the Collateral Agent may reasonably request, which shall among other things assign to the Collateral Agent (for the benefit of the Lenders and the Noteholders) the security interest and other rights that it receives from each Special Purpose Distributor pursuant to a film lease agreement, a security agreement or otherwise.


6(A).  COVENANTS OF HOLDINGS

          In addition to the covenants made otherwise in this Credit Agreement, from the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, Holdings agrees that, unless the Required Lenders shall otherwise consent in writing, it will not:

          SECTION 6.32.  Limitation on Business.  Engage directly in any
                         ----------------------
business other than the ownership of Acquisition Co., and, after the Merger, the Parent.

          SECTION 6.33.  Limitations Regarding Stock.  Except for the pledge
                         ---------------------------
contemplated by the Collateral Agency Agreement and except as contemplated by the Fundamental Documents, pledge, assign, transfer, set over, hypothecate or in any manner encumber any shares of Parent, whether now owned or hereafter acquired, or sell, transfer or otherwise dispose of Parent.

          SECTION 6.34.  Limitation on Modification of Organizational Documents.
                         ------------------------------------------------------
Except as contemplated by the Fundamental Documents, amend, modify or change any of the organizational documents required to be delivered to the Lenders pursuant to Section 4.1(a) hereof or enter into any new agreements governing the terms and relative rights of the capital stock of any such entity unless (i) any such amendment, modification or change would not have a material adverse effect upon the business, assets, properties, operations or financial condition of Holdings and its Subsidiaries and (ii) the Administrative Agent shall promptly be notified of such occurrence.


7.  EVENTS OF DEFAULT

          In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):
                                 -----------------

          (a) any representation or warranty made by any Credit Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of any Credit Party to the Administrative Agent, the Fronting Bank or any Lender under or in connection with this Credit Agreement or any Fundamental Document shall prove to have been false or misleading in any material respect when made, deemed to be made or delivered;

          (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of any amounts other than principal, such default shall continue unremedied for three (3) Business Days after receipt by the Borrower of an invoice therefor;

          (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or Article 6 (other than Section 6.10) of this Credit Agreement;

          (d) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $2,500,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to by the holder of such Indebtedness within the period of grace with respect thereto;

          (e) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize any of the foregoing;

          (f) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

          (g) final judgment(s) for the payment of money in excess of $500,000 shall be rendered against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty
(30) days from the entry of a final order of affirmance on appeal;

          (h) failure to deliver a Borrowing Base Certificate to the Administrative Agent within 10 Business Days of the date such Certificate was due pursuant to Section 5.1(e) hereof, provided, however, that any failure to
                                       --------  -------
deliver a Borrowing Base Certificate shall not give rise to an Event of Default under this clause (h) in the event there are no outstanding Loans;

          (i)   a Change in Control shall occur;

          (j) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement, or any other Fundamental Document, and such default shall continue unremedied for thirty (30) consecutive days after any Credit Party obtains knowledge of such occurrence;

          (k) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of any Credit Party and shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event; or a trustee shall be appointed by a United States District Court to administer such Plan, or the PBGC shall institute proceedings to terminate such Plan, and the Administrative Agent shall have notified the Borrower that the Required Lenders have made a determination that on the basis of such Reportable Event, appointment of trustee or commencement of proceedings, there are reasonable grounds to believe that such occurrence would have a material adverse effect to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes; or

          (l) any Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges with respect to the Collateral purported to be created thereby in favor of the Collateral Agent for the benefit of the Administrative Agent, the Fronting Bank, the Lenders or the Noteholders, superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) and subject to no other Liens (except to the extent expressly permitted herein or therein) other than by actions of the Collateral Agent, the Administrative Agent, the Fronting Bank or any Lender, provided that no such
                                                       --------
defect in the Fundamental Documents shall give rise to an Event of Default under this clause (l) unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Collateral Agent having an aggregate value in excess of $500,000 and, if such defect or failure can be remedied by any Credit Party, such defect or failure is not promptly remedied after notice by the Administrative Agent to such Credit Party;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders shall, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding; provided,
                                                                  ---------
however, that despite the occurrence of any such event (i) no Loans outstanding
-------
under a Special Production Tranche shall be declared to be due and payable prior to Completion of the related Designated Picture by reason of the occurrence of such Event of Default and (ii) the Commitments of the Lenders to make Loans under the Special Production Tranche relating to each Designated Picture, if any, as to which all of the conditions precedent set forth in Section 4.3 have already been initially satisfied prior to the occurrence of such Event of Default shall remain in full force and effect, if and for so long as (A) the Borrowing Base continues to exceed the sum of all Loans outstanding plus the L/C Exposure, (B) no Event of Default of a type specified in paragraphs
(e) or (f) above has occurred, (C) no Event of Default has occurred that is the result of an intentional and knowing act on the part of any Credit Party and (D) no Event of Default has occurred which relates to the particular Designated Picture being financed (including, but not limited, to a challenge by any Credit Party, the Special Purpose Producer producing such item of Product, or any of their Affiliates to the ranking, perfection or validity of the Collateral Agent's Lien in such item of Product). If an Event of Default specified in paragraphs (e) or (f) above shall have occurred with respect to the Borrower, the Commitments shall automatically terminate and the Loans and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Fronting Bank and the Lenders pursuant to Applicable Law or otherwise.

8.  GUARANTY

          SECTION 8.1.  Guaranty.  (a)  Each Guarantor unconditionally and
                        --------
irrevocably guarantees to the Administrative Agent, Fronting Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

          (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Credit Parties or any other Guarantor of any of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent, the Fronting Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent, the Fronting Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent for the Obligations or any of them; (v) the failure of the Collateral Agent, the Administrative Agent, the Fronting Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822,
2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

          (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Collateral Agent, the Administrative Agent, the Fronting Bank or the Lenders to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Collateral Agent, the Administrative Agent, the Fronting Bank or the Lenders in favor of the Borrower, any other Guarantor or to any other Person.

          (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the ability of the Borrower to perform under this Credit Agreement.

          (e) Each Guarantor's obligations under the guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Administrative Agent, the Fronting Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to each Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

          SECTION 8.2.  No Impairment of Guaranty, etc.  The obligations of each
                        -------------------------------
Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent, the Administrative Agent, the Fronting Bank or the Lenders to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

          SECTION 8.3.  Continuation and Reinstatement, etc.  (a) Each Guarantor
                        ------------------------------------
further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Fronting Bank or the Lenders upon the bankruptcy or reorganization of Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 8, and not in limitation of any other right which the Administrative Agent, the Fronting Bank or the Lenders may have at law or in equity against the Borrower or a Guarantor by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.8(a) hereof, and thereupon the Administrative Agent shall to the extent permitted by the Collateral Agency Agreement, direct the Collateral Agent to assign such Obligation, together with all security interests, if any, then held by the Collateral Agent on behalf of the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

          (b) All rights of the Guarantors against the Borrower, arising as a result of the payment by any Guarantor of any sums to the Administrative Agent for the benefit of the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

          SECTION 8.4.  Limitation on Guaranteed Amount etc.  Notwithstanding
                        ------------------------------------
any other provision of this Article 8, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 8 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 8 (or as a result of the operation of the Security Agreement with regard to assets of other Credit Parties) or any other agreement or under Applicable Law shall be taken into account.

9. CASH COLLATERAL ACCOUNT

          SECTION 9.1.  Cash Collateral Accounts.  On or prior to the Closing
                        ------------------------
Date, there shall be established with the Administrative Agent a collateral account in the name of the Administrative Agent (the "Cash Collateral Account"),
                                                      -----------------------
into which the appropriate Credit Parties shall from time to time deposit amounts pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this
Article 9, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

          SECTION 9.2.  Investment of Funds.  (a)  The Administrative Agent is
                        -------------------
hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no
                                                           --------
event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by The Chase Manhattan Bank.

          (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account and any net loss on any such investment shall be charged against the Cash Collateral Account.

          (c) None of the Administrative Agent, the Fronting Bank or the Lenders shall be a trustee for the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. The Administrative Agent, the Fronting Bank and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 9.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

          SECTION 9.3.  Grant of Security Interest.  For value received and to
                        --------------------------
induce the Fronting Bank to issue Letters of Credit and the Lenders to make Loans from time to time to the Borrower and to acquire participations in Letters of Credit as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Credit Parties hereby assign to the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders), and grant to the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders), a first and prior

Lien upon all the Credit Parties' rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties, the Fronting Bank, any Lender, the Noteholders, the Collateral Agent or the Administrative Agent, become subject to the Lien set forth in this Section 9.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

           SECTION 9.4.  Remedies.  At any time during the continuation of an
                         --------
Event of Default, the Collateral Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 8 of the Collateral Agency Agreement.

10.  THE ADMINISTRATIVE AGENT AND THE FRONTING BANK

           SECTION 10.1. Administration by Administrative Agent.  (a)  The
                         --------------------------------------
general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as Administrative Agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

           (b) The Lenders hereby authorize and direct the Administrative Agent on behalf of the Lenders to execute and deliver a Special Purpose Producer Credit Agreement (and a related interparty agreement and other ancillary documentation as contemplated by such Special Purpose Producer Credit Agreement) with respect to each Designated Picture being produced by a Special Purpose Producer.

           (c) The Lenders hereby authorize the Administrative Agent (in its sole discretion) to direct the Collateral Agent:

       (i) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders) on such asset and/or release such Guarantor from its obligations hereunder;

        (ii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the Fronting Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders);

        (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Collateral Agent (for the benefit of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders) or to hold on behalf of the Collateral Agent such collateral or instruments relating thereto;

        (iv) to grant in writing the right of Quiet Enjoyment to licensees pursuant to the terms of Section 11 of the Security Agreement;

        (v) in connection with an item of Product being produced by a Credit Party, the principal photography of which is being done outside the United States to approve arrangements with such Credit Party as shall be satisfactory to the Administrative Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such item of Product in a production laboratory located outside the United States;

        (vi) to enter into and perform its obligations under the Collateral Agency Agreement substantially in the form of Exhibit O hereto;

        (vii) to enter into intercreditor and/or guild subordination agreements on terms acceptable to the Administrative Agent with the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of the collective bargaining agreements;

        (viii) to enter into Distributor Security Documents and Special Purpose Producer Credit Agreements, and related documents, on terms acceptable to the Administrative Agent;

        (ix) to enter into subordination agreements (in such form as the Administrative Agent may deem appropriate) in connection with transactions permitted under Section 6.1(f) whereby the claims of the Lenders against the Special Purpose Producer which is the borrower in such transaction and/or Liens in favor of the Collateral Agent (for the benefit of the Administrative Bank, the Fronting Bank, the Lenders and the Noteholders) in their respective assets may be subordinated to the claims and/or Liens of third party lenders; and

        (x) to enter into subordination agreements and intercreditor agreements in connection with existing Liens set forth on Schedule 6.2 hereof in substantially the same form as previously executed by the Administrative Agent.

            SECTION 10.2.  Payments.  Any amounts received by the Administrative
                           --------
Agent in connection with this Credit Agreement or the Notes the application of which is not otherwise provided for, shall be applied, in accordance with each of the Lenders' Percentages, first, to pay accrued but unpaid Commitment Fees, second, to pay accrued but unpaid interest on the Term Notes in accordance with the amount of outstanding Term Loans owed to each Lender, third, to pay the principal balance outstanding on the Term Notes (with amounts payable on the principal balance outstanding on the Term Notes in accordance with each Lender's Percentage), fourth, to pay accrued but unpaid interest on the Revolving Credit Notes in accordance with the amount of Revolving Credit Loans owed to each Lender, fifth, to pay the principal balance outstanding on the Revolving Credit Notes (with amounts outstanding on the Revolving Credit Notes in accordance with each Lender's Percentage), sixth to satisfy or provide Cash Collateral for all Obligations relating to the Letters of Credit, seventh to pay amounts outstanding under Currency Agreements and Interest Rate Protection Agreements and eighth, to pay other amounts payable to the Administrative Agent. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the Lenders, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

            SECTION 10.3.  Sharing of Setoffs and Cash Collateral.  Each of the
                           --------------------------------------
Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letters of

Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

          SECTION 10.4.  Notice to the Lenders.  Upon receipt by the
                         ---------------------
Administrative Agent or the Fronting Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Fronting Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

          SECTION 10.5.  Liability of Administrative Agent.  (a)  The
                         ---------------------------------
Administrative Agent or the Fronting Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, the Fronting Bank nor their respective officers, Administrative Agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Fronting Bank and their respective directors, officers, Administrative Agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent, the Fronting Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Credit Party of the terms, conditions, covenants, or agreements of this Credit Agreement or any related agreement or document.

          (b) The Administrative Agent, the Fronting Bank, as Administrative Agent for the Lenders hereunder, any Lender or any of their respective directors, officers, employees, or agents shall have no responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of any of such Lender's obligations under this Credit Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

          (c) The Administrative Agent, as Administrative Agent for the Lenders hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

          SECTION 10.6.  Reimbursement and Indemnification.  Each of the Lenders
                         ---------------------------------
agrees (i) to reimburse the Administrative Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of Administrative Agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower, (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or Administrative Agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or any other Credit Party (except such as shall result from its gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Fronting Bank and any of its directors, officers, employees, or Administrative Agents, on demand, in the amount of its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 10.6 are subsequently recovered by the Administrative Agent or the Fronting Bank from a Credit Party, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

          SECTION 10.7.  Rights of Administrative Agent.  It is understood and
                         ------------------------------
agreed that the Administrative Agent shall have the same rights and powers as a Lender hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party, as though it were not the Administrative Agent of the Lenders or the Fronting Bank under this Credit Agreement.

          SECTION 10.8.  Independent Investigation by Lenders.  Each of the
                         ------------------------------------
Lenders acknowledges that it has decided to enter into this Credit Agreement and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that the Administrative Agent and the Fronting Bank shall bear no responsibility therefor.

          SECTION 10.9.  Execution by Collateral Agent of Security Documentation
                         -------------------------------------------------------
on behalf of the Lenders.  The Administrative Agent hereby agrees to require the
------------------------
Collateral Agent to expressly indicate in all the security documentation (including the UCC-1 Financing Statements, Copyright Security Agreement, Trademark Security Agreement, Pledgeholder Agreements) that it obtains or executes that it is doing such on behalf of the Administrative Agent, the Fronting Bank, the Lenders and the Noteholders.

          SECTION 10.10. Agreement of Required Lenders.  Upon any occasion
                         -----------------------------
requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 11.10 hereof.

          SECTION 10.11. Notice of Transfer.  The Administrative Agent may deem
                         ------------------
and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 11.3 hereof.

          SECTION 10.12. Successor Administrative Agent  The Administrative
                         ------------------------------
Agent may resign at any time by giving ten (10) days prior written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor Administrative Agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall consult with the Borrower and promptly appoint a successor Administrative Agent from among the Lenders which is experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders. If no successor Administrative Agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the Borrower may appoint a successor Administrative Agent (which successor may be replaced by the Required Lenders; provided that such replacement is experienced and is sophisticated in entertainment industry lending and reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which is experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as

Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

11.  MISCELLANEOUS

          SECTION 11.1.  Notices.  Notices and other communications provided for
                         -------
herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Administrative Agent, the Fronting Bank or The Chase Manhattan Bank, to it at 270 Park Avenue, 37th Floor, New York, New York 10017, Attn: John J. Huber III, facsimile no.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, facsimile no.: (310) 788-5627 or if to any Credit Party at 2700 Colorado Avenue, Santa Monica, California 90404-3521, Attn: General Counsel, facsimile no.: (310) 255-3840, or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Administrative Agent or a Lender giving notice pursuant to this Section 11.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 11.1 or in accordance with the latest unrevoked written direction from such party.

          SECTION 11.2.  Survival of Agreement, Representations and Warranties,
                         ------------------------------------------------------
etc.  All warranties, representations and covenants made by any of the Credit
----
Parties herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and issuance of the Letters of Credit herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

          SECTION 11.3.  Successors and Assigns; Syndications; Loan Sales;
                         -------------------------------------------------
Participations.  (a)  Whenever in this Credit Agreement any of the parties
--------------
hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that neither the Borrower nor any
                           --------  -------
other Credit Party may assign its rights hereunder without the prior written consent of the Administrative Agent, the Fronting Bank and all of the Lenders), and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Fronting Bank and the Lenders.

          (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Fronting Bank, which consent shall not be unreasonably withheld) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to any Letter of Credit and under each Special Purpose Producer Credit Agreement); provided, however, that (i) each assignment shall be
                            --------  -------
of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Credit Agreement and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the Eligible Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement except that notwithstanding such assignment any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto).

          (c) Notwithstanding the other provisions of this Section 11.3, each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder.

          (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Credit Agreement and each Special Purpose Producer Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes the Administrative Agent and the Fronting Bank to take such action as the Administrative Agent or the Fronting Bank on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent or the Fronting Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

          (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 11.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment, and the processing and recordation fees the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Notes, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such retained Commitment, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of Exhibits A-1 and A-2 hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

          (g) Each of the Lenders may without the consent of the Credit Parties sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it and its participation in Letters of Credit); provided,
                                                                      --------
however, that (i) any such Lender's obligations under this Credit Agreement
-------
shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of Loans, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.10(b), 2.11 and 2.14(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled and (v) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

          (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Credit Parties furnished to the Administrative Agent by or on behalf of the Credit Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality letter executed by the Lenders in connection with information received by such Lenders relating to this transaction to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

          (i)  Any assignment pursuant to paragraph (a) or (b) of this Section
11.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

          (j) The Borrower consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing such Loans (or any part thereof) to any Federal Reserve Bank.

          SECTION 11.4.  Expenses; Documentary Taxes.  Whether or not the
                         ---------------------------
transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Fronting Bank or Chase Securities Inc. in connection with performance of due diligence by the Administrative Agent in connection with the transactions hereby contemplated and the syndication, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes and the making of the Loans and the Letters of Credit, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Fronting Bank, and any other counsel that the Administrative Agent or the Fronting Bank shall retain, and the reasonable fees and expenses of technical or other consultants engaged by the Administrative Agent. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. In addition, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lenders in the enforcement or protection of the rights of the Lenders in connection with this Credit Agreement, the Notes or the Letters of Credit, and with respect to any action which may be instituted by any Person other than the Credit Parties or any Lender against the Administrative Agent, the Fronting Bank or any Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders (it being understood, however, that the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees or expenses of more than one separate firm of attorneys for all such Lenders). Such payments shall be made on demand after the date of execution of this Credit Agreement. The Borrower agrees that it shall indemnify the Administrative Agent, the Fronting Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement, the Notes or the issuance of Letters of Credit. The obligations of the Borrower under this Section 11.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans and/or the expiration of the Letters of Credit.

          SECTION 11.5.  Indemnification of the Administrative Agent, the
                         ------------------------------------------------
Fronting Bank and the Lenders.  The Borrower agrees (a) to indemnify and hold
-----------------------------
harmless the Administrative Agent, the Fronting Bank and the Lenders and their respective directors, officers, employees, trustees and agents (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Administrative Agent and the Fronting Bank an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the Copyright Security Agreements, the Trademark Security Agreement, the Pledgeholder Agreements and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Administrative Agent, the Fronting Bank or Lenders hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of the Lenders, the Fronting Bank or the Administrative Agent claiming indemnification hereunder, (ii) litigation between the Borrower and the Administrative Agent, the Fronting Bank or the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby if, after final non-appealable judgment, the Administrative Agent, the Fronting Bank or the Lenders are not the prevailing party or parties in such litigation and (iii) litigation among the Lenders or between the Administrative Agent and/or the Fronting Bank and the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby. The foregoing indemnity agreement includes any reasonable costs incurred by the Administrative Agent, the Fronting Bank or the Lenders in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or the Fronting Bank, or by any other Person either against the Lenders or in connection with which any officer, director, agent or employee of the Administrative Agent, the Fronting Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and the Fronting Bank, and any out-of-pocket costs incurred by the Administrative Agent, the Fronting Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. Except as otherwise required by Applicable Law which may not be waived, the Lenders shall not be liable to the Borrower for any matter or thing in connection with this Credit Agreement other than their express obligations hereunder, including obligations to make Loans and account for moneys actually received by them in accordance with the terms hereof.

          Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Administrative Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 4% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

          All indemnities contained in this Section 11.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments.

          SECTION 11.6.  CHOICE OF LAW.  THIS CREDIT AGREEMENT AND THE NOTES
                         -------------
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.7.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY
                         --------------------
APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

          SECTION 11.8.  No Waiver.  No failure on the part of the Collateral
                         ---------
Agent, the Administrative Agent or any Lender or the Fronting Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regards to Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          SECTION 11.9.  Extension of Payment Date.  Should any payment of
                         -------------------------
principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

          SECTION 11.10.  Amendments, etc.  No modification, amendment or waiver
                          ----------------
of any provision of this Credit Agreement, and no consent to any departure by the Credit Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver, consent or
             --------  -------
amendment shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders,
(iii) release any Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder,
(iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate or time of payment of any interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Collateral Agent in the Collateral except as permitted by
Section 10.1, (vi) amend the definition of "Required Lenders," (vii) amend the definition of "Borrowing Base" or any of the defined terms used therein, (viii) amend the definition of "Applicable Margin," (ix) amend the definition of "Collateral," or (x) amend or modify Sections 2.1(e), 2.10(d), 2.16(a)(i), 2.16(i), or this Section 11.10. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Fronting Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

          SECTION 11.11.  Severability.  Any provision of this Credit Agreement
                          ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.12.  SERVICE OF PROCESS.  EACH CREDIT PARTY (EACH A
                          ------------------
"SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE LETTERS OF CREDIT) OR THE SUBJECT MATTER HEREOF

BROUGHT BY THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE AGENT OR A LENDER. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 11.1 HEREOF. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE FRONTING BANK AND THE LENDERS. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION
(A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED,
                                                                --------
HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE FRONTING BANK OR A LENDER MAY AT ITS
-------
OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

          SECTION 11.13.  Headings.  Section headings used herein and the Table
                          --------
of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

          SECTION 11.14.  Execution in Counterparts.  This Credit Agreement may
                          -------------------------
be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 11.15.  Subordination of Intercompany Advances.  (a)  Each
                          --------------------------------------
Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted to be repaid pursuant to the terms hereof in the ordinary course of business so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full all Obligations and termination of the Commitments.

          (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 11.15(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of itself, the Fronting Bank and the Lenders all such sums to the extent necessary so that the Administrative Agent, the Fronting Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

          SECTION 11.16.  Confidentiality.  Each of the Lenders understands that
                          ---------------
certain information furnished to it pursuant to this Credit Agreement will be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Credit Agreement confidential prior to its becoming public except that Lenders shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of such Lender, in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees or participants and their respective officers, directors, employees, agents and representatives in accordance with
Section 11.3(h) herein; (iii) as required by Applicable Law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) in proceedings to enforce the Lenders' rights and remedies hereunder or under any other Fundamental Document or in any proceeding against the Lenders in connection with this Credit Agreement or under any other Fundamental Document or the transactions contemplated hereunder; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to a Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to Borrower, from a source other than Borrower; or (vi) to the extent Borrower shall have consented to such disclosure in writing.

          SECTION 11.17.  Entire Agreement.  This Credit Agreement including the
                          ----------------
Exhibits and Schedules hereto represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                              BORROWER:

                              ARTISAN PICTURES INC.



                              By /s/ Mark Curico
                                --------------------------------
                                  Name:  Mark Curico
                                  Title: CEO


                              GUARANTORS:

                              ARTISAN ENTERTAINMENT INC.
                              AFICIONADO PRODUCTIONS, INC.
                              ARTISAN RELEASING INC.
                              ARTISAN HOME ENTERTAINMENT INC.
                              ARTISAN MUSIC INC.
                              BE MINE PRODUCTIONS, INC.
                              BEACH DANCE PRODUCTIONS, INC.
                              CACOPHONY PRODUCTIONS, INC.
                              DETENTION PRODUCTIONS, INC.
                              HEATWAVE PRODUCTIONS, INC.
                              LIVE AMERICA INC.
                              LIVE VENTURES INC.
                              LIVENET INC.
                              MELTDOWN PRODUCTIONS, INC.
                              MILK MISSION PRODUCTIONS INC.
                              SWEET TIME PRODUCTIONS, INC.
                              VESTRON INC.
                              WISH AGAIN PRODUCTIONS, INC.


                              By /s/ Mark Curico
                                --------------------------------
                                  Name:   Mark Curico
                                  Title:  Authorized Signatory for each of the
                                          foregoing

                              SILENT DEVELOPMENT CORP.
                              TONGUE-TIED INC.


                              By /s/ Cherryl Walker
                                 ---------------------------------------
                                 Name: Cherryl Walker
                                 Title: Chief Financial Officer


                              FILM HOLDINGS CO.

                              By /s/ Joe Pretlow
                                 ---------------------------------------
                                 Name:  Joe Pretlow
                                 Title: Vice President



                              LENDERS:

                              THE CHASE MANHATTAN BANK,
                              individually and as Administrative Agent


                              By /s/ Mitchell J. Gervis
                                 ---------------------------------------
                                    Name:  Mitchell J. Gervis
                                    Title: Vice President
                                   Address:  270 Park Avenue,
                                             37th Floor
                                             New York, NY  10017
                                             Attn:  John J. Huber III
                                   Facsimile:  (212) 270-4584


                                SOCIETE GENERALE


                                By /s/ Maureen E. Kelly
                                  --------------------------------------
                                   Name:  Maureen E. Kelly
                                   Title: Director

                                UNION BANK OF CALIFORNIA


                                By /s/ Thomas P. Garry. Jr.
                                  --------------------------------------
                                   Name:  Thomas P. Garry, Jr.
                                   Title: Assistant Vice President

                                COMERICA BANK -- CALIFORNIA


                                By /s/ D. Jeffrey Andrick
                                  --------------------------------------
                                   Name:   D. Jeffrey Andrick
                                   Title:  Vice President

                                FLEET BANK, N.A.


                                By /s/ Michael A. Cerullo
                                  -------------------------------------
                                   Name: Michael A. Cerullo
                                   Title: Vice President


                                CALIFORNIA UNITED BANK


                                By /s/ Gwen T. Miller
                                  -------------------------------------
                                   Name:  Gwen T. Miller
                                   Title: Senior Vice President/Manager

                                BANQUE INTERNATIONALE A
                                LUXEMBOURG


                                By /s/ M. Weaver
                                  ----------------------------------------
                                  Name:  M. Weaver
                                  Title: Assistant Director

                                By /s/ Brian Walker
                                  ----------------------------------------
                                    Name:  Brian Walker
                                    Title: Senior Manager


                                NATEXIS BANQUE BFCE


                                By /s/ Daniel Touffu
                                  ----------------------------------------
                                   Name:  Daniel Touffu
                                   Title: First VP and Regional Manager


                                By /s/ Bennett C. Pozil
                                  ----------------------------------------
                                   Name:  Bennett C. Pozil
                                   Title: Vice President Entertainment Finance


                                CITY NATIONAL BANK


                                By /s/ Norman Starr
                                  ----------------------------------------
                                   Name:  Norman Starr
                                   Title: Vice President

                                DE NATIONALE INVESTERINGSBANK N.V.


                                By /s/ N.C.J. Renkens
                                  --------------------------------------
                                   Name:  N.C.J. Renkens
                                   Title: Legal Counsel


                                By /s/ Eric H. Snaterse
                                  --------------------------------------
                                   Name:  Eric H. Snaterse
                                   Title: Senior Vice President


                                BANQUE NATIONALE DE PARIS



                                By /s/ Clive Bettles
                                  --------------------------------------
                                   Name:  Clive Bettles
                                   Title: SVP & Manager


                                By /s/ Janice S.H. Ho
                                  --------------------------------------
                                   Name:  Janice S.H. Ho
                                   Title: Vice President


                                THE FUJI BANK, LTD.


                                By /s/ Hideo Nakajima
                                  --------------------------------------
                                   Name:  Hideo Nakajima
                                   Title: General Manager

                                PARIBAS


                                By /s/ Douglas E. Hansen
                                  --------------------------------------
                                   Name:  Douglas E. Hansen
                                   Title: Director


                                By /s/ Stanley P. Berkman
                                  --------------------------------------
                                   Name:  Stanley P. Berkman
                                   Title: Managing Director Western Regional